Exhibit 99.2

CITIGROUP -- QUARTERLY FINANCIAL DATA SUPPLEMENT	3Q21

Page
Citigroup
Financial Summary	1
Consolidated Statement of Income	2
Consolidated Balance Sheet	3
Segment Detail
Net Revenues	4
Income, Regional Average Assets and ROA	5

Global Consumer Banking (GCB)	6
Retail Banking and Cards Key Indicators	7
North America	8 - 10
Latin America(1)	11 - 12
Asia(2)	13 - 14
Institutional Clients Group (ICG)	15
Revenues by Business	16
Corporate / Other	17

Citigroup Supplemental Detail
Average Balances and Interest Rates	18
Deposits	19
EOP Loans	20
Consumer Loan Delinquencies and Ratios
90+ Days	21
30-89 Days	22
Allowance for Credit Losses on Loans and Unfunded Lending Commitments	23 - 24
Components of Provision for Credit Losses on Loans	25
Non-Accrual Assets	26
CET1 Capital and Supplementary Leverage Ratios, Tangible Common Equity,	27
Book Value Per Share and Tangible Book Value Per Share

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

CITIGROUP FINANCIAL SUMMARY

(In millions of dollars, except per share amounts and as otherwise noted)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(1)	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Total revenues, net of interest expense(2)	$17,302	$16,499	$19,327	$17,474	$17,154	(2%)	(1%)	$57,799	$53,955	(7%)
Total operating expenses	10,964	11,104	11,073	11,192	11,484	3%	5%	32,067	33,749	5%
Net credit losses (NCLs)	1,919	1,472	1,748	1,320	961	(27%)	(50%)	6,139	4,029	(34%)
Credit reserve build / (release) for loans	12	(1,848)	(3,227)	(2,446)	(1,149)	53%	NM	10,159	(6,822)	NM
Provision / (release) for unfunded lending commitments	424	352	(626)	44	(13)	NM	NM	1,094	(595)	NM
Provisions for benefits and claims, HTM debt securities and other assets	29	(22)	50	16	9	(44%)	(69%)	149	75	(50%)
Provisions for credit losses and for benefits and claims	2,384	(46)	(2,055)	(1,066)	(192)	82%	NM	17,541	(3,313)	NM
Income from continuing operations before income taxes	3,954	5,441	10,309	7,348	5,862	(20%)	48%	8,191	23,519	NM
Income taxes(3)	777	1,116	2,332	1,155	1,193	3%	54%	1,409	4,680	NM
Income from continuing operations	3,177	4,325	7,977	6,193	4,669	(25%)	47%	6,782	18,839	NM
Income (loss) from discontinued operations, net of taxes	(7)	6	(2)	10	(1)	NM	86%	(26)	7	NM
Net income before noncontrolling interests	3,170	4,331	7,975	6,203	4,668	(25%)	47%	6,756	18,846	NM
Net income (loss) attributable to noncontrolling interests	24	22	33	10	24	NM	-	18	67	NM
Citigroup's net income	$3,146	$4,309	$7,942	$6,193	$4,644	(25%)	48%	$6,738	$18,779	NM

Diluted earnings per share(4):
Income from continuing operations	$1.36	$1.92	$3.62	$2.84	$2.15	(24%)	58%	$2.81	$8.64	NM
Citigroup's net income	$1.36	$1.92	$3.62	$2.85	$2.15	(25%)	58%	$2.80	$8.65	NM
Shares (in millions)(4):
Average basic	2,081.8	2,081.9	2,082.0	2,056.5	2,009.3	(2%)	(3%)	2,087.1	2,049.3	(2%)
Average diluted	2,094.3	2,095.7	2,096.6	2,073.0	2,026.2	(2%)	(3%)	2,100.1	2,065.3	(2%)
Common shares outstanding, at period end	2,082.0	2,082.1	2,067.0	2,026.8	1,984.3	(2%)	(5%)

Preferred dividends	$284	$267	$292	$253	$266	5%	(6%)	$828	$811	(2%)

Income allocated to unrestricted common shareholders - basic
Income from continuing operations	$2,851	$4,014	$7,586	$5,889	$4,353	(26%)	53%	$5,886	$17,827	NM
Citigroup's net income	$2,844	$4,020	$7,584	$5,899	$4,352	(26%)	53%	$5,860	$17,834	NM

Income allocated to unrestricted common shareholders - diluted(4)
Income from continuing operations	$2,858	$4,021	$7,593	$5,897	$4,361	(26%)	53%	$5,908	$17,850	NM
Citigroup's net income	$2,851	$4,027	$7,591	$5,907	$4,360	(26%)	53%	$5,882	$17,857	NM

Regulatory capital ratios and performance metrics(5):
Common Equity Tier 1 (CET1) Capital ratio(6)(7)	11.66%	11.73%	11.78%	11.83%	11.7%
Tier 1 Capital ratio(6)(7)	13.15%	13.31%	13.49%	13.35%	13.2%
Total Capital ratio(6)(7)	15.54%	15.61%	15.64%	15.63%	15.3%
Supplementary Leverage ratio (SLR)(7)(8)	6.82%	7.00%	6.96%	5.84%	5.8%
Return on average assets	0.55%	0.75%	1.39%	1.06%	0.79%			0.41%	1.08%
Return on average common equity	6.5%	9.1%	17.2%	13.0%	9.5%			4.5%	13.2%
Efficiency ratio (total operating expenses/total revenues, net)	63.4%	67.3%	57.3%	64.0%	66.9%			55.5%	62.6%

Balance sheet data (in billions of dollars, except per share amounts)(5):
Total assets	$2,234.5	$2,260.1	$2,314.3	$2,327.9	$2,361.9	1%	6%
Total average assets	2,259.5	2,299.3	2,316.8	2,341.8	2,346.0	-	4%	$2,202.2	$2,334.9	6%
Total deposits	1,262.6	1,280.7	1,301.0	1,310.3	1,347.5	3%	7%
Citigroup's stockholders' equity	193.9	199.4	202.5	202.2	200.9	(1%)	4%
Book value per share	84.48	86.43	88.18	90.86	92.16	1%	9%
Tangible book value per share(9)	71.95	73.67	75.50	77.87	79.07	2%	10%

Direct staff (in thousands)	209	210	211	214	220	3%	5%

(1)

In 4Q20, Citi revised the 2Q20 accounting conclusion from a "change in accounting estimate effected by a change in accounting principle" to a "change in accounting principle", which requires an adjustment to January 1, 2020 opening retained earnings, rather than net income. As a result, Citi`s full year and quarterly results for 2020 have been revised to reflect this change as if it were effective as of January 1, 2020. Citi recorded an increase to its beginning retained earnings on January 1, 2020 of $330 million and a decrease of $443 million in its allowance for credit losses on loans, as well as a $113 million decrease in Other assets related to income taxes, and recorded a decrease of $18 million ($7 million in GCB NA Citi-branded cards, ($16) million in GCB NA Citi retail services, $9 million in GCB Latin America, and ($18) million in GCB Asia ) to its provisions for credit losses on loans in 1Q20 and increase of $339 million ($182 million in GCB NA Citi-branded cards, $158 million in GCB NA Citi retail services, $7 million in GCB Latin America, and $(8) million in GCB Asia), and $122 million ($3 million in GCB NA Citi-branded cards, $50 million in GCB Latin America, and $69 million in GCB Asia) to its provisions for credit losses on loans in 2Q20 and 3Q20, respectively. In addition, Citi`s operating expenses increased by $49 million ($14 million in GCB NA Citi-branded cards, $22 million in GCB NA Citi retail services, $6 million in GCB Latin America, and $7 million in GCB Asia), and $45 million, ($15 million in GCB NA Citi-branded cards, $21 million in GCB NA Citi retail services, $4 million in GCB Latin America, and $5 million in GCB Asia) with a corresponding decrease in net credit losses, in 1Q20 and 2Q20, respectively.

(2)

3Q21 includes an approximate $680 million loss on sale (approximately $580 million after-tax), with both amounts subject to closing adjustments, related to the announced sale of Citi's consumer banking operations in Australia.

(3) 2Q21 includes an approximate $450 million benefit from a reduction in Citi’s valuation allowance related to its Deferred Tax Assets (DTAs).

(4)

Certain securities are excluded from the second quarter of 2020 diluted EPS calculation because they were anti-dilutive. Year-to-date EPS will not equal the sum of the individual quarters because the year-to-date EPS calculation is a separate calculation.

(5) 3Q21 is preliminary.

(6)

Citi's reportable CET1 Capital and Tier 1 Capital ratios were derived under the U.S. Basel III Standardized Approach framework as of September 30, 2021 and June 30, 2021, and the U.S. Basel III Advanced Approaches framework for all prior periods presented, whereas Citi's reportable Total Capital ratios were derived under the U.S. Basel III Advanced Approaches framework for all periods presented. The reportable ratios represent the more binding of each of the three risk-based capital ratios (CET1 Capital, Tier 1 Capital and Total Capital) under both the Standardized Approach and the Advanced Approaches under the Collins Amendment. For the composition of Citi's CET1 Capital and ratio, see page 27.

(7)

Citi has elected to apply the modified transition provision related to the impact of the CECL accounting standard on regulatory capital, as provided by the U.S. banking agencies’ September 2020 final rule. For additional information, see "Capital Resources" in Citi's 2020 Form 10-K.

(8) For the composition of Citi's SLR, see page 27.
(9) Tangible book value per share is a non-GAAP financial measure. For a reconciliation of this measure to reported results, see page 27.

Note: Ratios and variance percentages are calculated based on the displayed amounts. Due to averaging and roundings, quarterly earnings per share may not sum to the YTD totals.
NM Not meaningful.
Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED STATEMENT OF INCOME

(In millions of dollars)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(1)	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)
Revenues
Interest revenue	$13,314	$13,047	$12,534	$12,463	$12,650	2%	(5%)	$45,042	$37,647	(16%)
Interest expense	2,821	2,564	2,368	2,264	2,252	(1%)	(20%)	11,977	6,884	(43%)
Net interest revenue	10,493	10,483	10,166	10,199	10,398	2%	(1%)	33,065	30,763	(7%)

Commissions and fees	2,753	2,678	3,670	3,374	3,399	1%	23%	8,707	10,443	20%
Principal transactions	2,508	1,959	3,913	2,304	2,233	(3%)	(11%)	11,926	8,450	(29%)
Administrative and other fiduciary fees	892	907	961	1,022	1,007	(1%)	13%	2,565	2,990	17%
Realized gains (losses) on investments	304	272	401	137	117	(15%)	(62%)	1,484	655	(56%)
Impairment losses on investments and other assets	(30)	(11)	(69)	(13)	(30)	NM	-	(154)	(112)	27%
Provision for credit losses on AFS debt securities(2)	4	1	-	-	(1)	(100%)	NM	(4)	(1)	75%
Other revenue (loss)	378	210	285	451	31	(93%)	(92%)	210	767	NM
Total non-interest revenues	6,809	6,016	9,161	7,275	6,756	(7%)	(1%)	24,734	23,192	(6%)
Total revenues, net of interest expense	17,302	16,499	19,327	17,474	17,154	(2%)	(1%)	57,799	53,955	(7%)

Provisions for credit losses and for benefits and claims
Net credit losses	1,919	1,472	1,748	1,320	961	(27%)	(50%)	6,139	4,029	(34%)
Credit reserve build / (release) for loans	12	(1,848)	(3,227)	(2,446)	(1,149)	53%	NM	10,159	(6,822)	NM
Provision for credit losses on loans	1,931	(376)	(1,479)	(1,126)	(188)	83%	NM	16,298	(2,793)	NM
Provision for credit losses on held-to-maturity (HTM) debt securities	(16)	(14)	(11)	4	(10)	NM	38%	21	(17)	NM
Provision for credit losses on other assets	(13)	(24)	9	(3)	(3)	-	77%	31	3	(90%)
Policyholder benefits and claims	58	16	52	15	22	47%	(62%)	97	89	(8%)
Provision for credit losses on unfunded lending commitments	424	352	(626)	44	(13)	NM	NM	1,094	(595)	NM
Total provisions for credit losses and for benefits and claims	2,384	(46)	(2,055)	(1,066)	(192)	82%	NM	17,541	(3,313)	NM

Operating expenses
Compensation and benefits	5,595	5,341	6,001	5,982	6,058	1%	8%	16,873	18,041	7%
Premises and equipment	575	631	576	558	560	-	(3%)	1,702	1,694	-
Technology / communication	1,891	2,028	1,852	1,895	1,997	5%	6%	5,355	5,744	7%
Advertising and marketing	238	352	270	340	402	18%	69%	865	1,012	17%
Other operating	2,665	2,752	2,374	2,417	2,467	2%	(7%)	7,272	7,258	-
Total operating expenses	10,964	11,104	11,073	11,192	11,484	3%	5%	32,067	33,749	5%

Income from continuing operations before income taxes	3,954	5,441	10,309	7,348	5,862	(20%)	48%	8,191	23,519	NM
Provision for income taxes	777	1,116	2,332	1,155	1,193	3%	54%	1,409	4,680	NM

Income (loss) from continuing operations	3,177	4,325	7,977	6,193	4,669	(25%)	47%	6,782	18,839	NM
Discontinued operations
Income (loss) from discontinued operations	(7)	6	(2)	10	(1)	NM	86%	(26)	7	NM
Provision (benefit) for income taxes	-	-	-	-	-	-	-	-	-	-
Income (loss) from discontinued operations, net of taxes	(7)	6	(2)	10	(1)	NM	86%	(26)	7	NM

Net income before noncontrolling interests	3,170	4,331	7,975	6,203	4,668	(25%)	47%	6,756	18,846	NM

Net income (loss) attributable to noncontrolling interests	24	22	33	10	24	NM	-	18	67	NM
Citigroup's net income	$3,146	$4,309	$7,942	$6,193	$4,644	(25%)	48%	$6,738	$18,779	NM

(1)	See footnote 1 on page 1.
(2)	In accordance with ASC 326.
(3)	See footnote 2 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

						3Q21 Increase/
	September 30,	December 31,	March 31,	June 30,	September 30,	(Decrease) from
	2020(1)	2020	2021	2021	2021(2)	2Q21	3Q20
Assets
Cash and due from banks (including segregated cash and other deposits)	$25,308	$26,349	$26,204	$27,117	$28,906	7%	14%
Deposits with banks, net of allowance	298,387	283,266	298,478	272,121	294,902	8%	(1%)
Securities borrowed and purchased under agreements to resell, net of allowance	289,358	294,712	315,072	309,047	337,696	9%	17%
Brokerage receivables, net of allowance	51,610	44,806	60,465	61,138	59,487	(3%)	15%
Trading account assets	348,209	375,079	360,659	370,950	342,914	(8%)	(2%)
Investments
Available-for-sale debt securities, net of allowance	343,690	335,084	304,036	302,977	295,573	(2%)	(14%)
Held-to-maturity debt securities, net of allowance	96,065	104,943	161,742	176,742	198,056	12%	NM
Equity securities	7,769	7,332	7,181	7,344	7,220	(2%)	(7%)
Total investments	447,524	447,359	472,959	487,063	500,849	3%	12%
Loans, net of unearned income
Consumer	280,025	288,839	274,034	275,895	264,250	(4%)	(6%)
Corporate	386,886	387,044	391,954	400,939	400,514	–	4%
Loans, net of unearned income	666,911	675,883	665,988	676,834	664,764	(2%)	–
Allowance for credit losses on loans (ACLL)	(26,426)	(24,956)	(21,638)	(19,238)	(17,715)	8%	33%
Total loans, net	640,485	650,927	644,350	657,596	647,049	(2%)	1%
Goodwill	21,624	22,162	21,905	22,060	21,573	(2%)	–
Intangible assets (including MSRs)	4,804	4,747	4,741	4,687	4,553	(3%)	(5%)
Other assets, net of allowance	107,150	110,683	109,433	116,089	123,947	7%	16%
Total assets	$2,234,459	$2,260,090	$2,314,266	$2,327,868	$2,361,876	1%	6%

Liabilities
Non-interest-bearing deposits in U.S. offices	$121,183	$126,942	$138,192	$149,373	$145,103	(3%)	20%
Interest-bearing deposits in U.S. offices	497,487	503,213	497,335	485,589	567,902	17%	14%
Total U.S. deposits	618,670	630,155	635,527	634,962	713,005	12%	15%
Non-interest-bearing deposits in offices outside the U.S.	94,208	100,543	101,662	101,723	94,016	(8%)	–
Interest-bearing deposits in offices outside the U.S.	549,745	549,973	563,786	573,596	540,507	(6%)	(2%)
Total international deposits	643,953	650,516	665,448	675,319	634,523	(6%)	(1%)

Total deposits	1,262,623	1,280,671	1,300,975	1,310,281	1,347,528	3%	7%
Securities loaned and sold under agreements to resell	207,227	199,525	219,168	221,817	209,184	(6%)	1%
Brokerage payables	54,328	50,484	60,907	59,416	60,501	2%	11%
Trading account liabilities	146,990	168,027	179,117	174,706	179,286	3%	22%
Short-term borrowings	37,439	29,514	32,087	31,462	29,683	(6%)	(21%)
Long-term debt	273,254	271,686	256,335	264,575	258,274	(2%)	(5%)
Other liabilities(3)	58,003	59,983	62,404	62,701	75,810	21%	31%
Total liabilities	$2,039,864	$2,059,890	$2,110,993	$2,124,958	$2,160,266	2%	6%

Equity
Stockholders' equity
Preferred stock	$17,980	$19,480	$20,280	$17,995	$17,995	–	–
Common stock	31	31	31	31	31	–	–
Additional paid-in capital	107,764	107,846	107,694	107,820	107,922	–	–
Retained earnings	165,303	168,272	174,816	179,686	183,024	2%	11%
Treasury stock, at cost	(64,137)	(64,129)	(65,261)	(68,253)	(71,246)	(4%)	(11%)
Accumulated other comprehensive income (loss) (AOCI)(4)	(33,065)	(32,058)	(35,011)	(35,120)	(36,851)	(5%)	(11%)
Total common equity	$175,896	$179,962	$182,269	$184,164	$182,880	(1%)	4%

Total Citigroup stockholders' equity	$193,876	$199,442	$202,549	$202,159	$200,875	(1%)	4%
Noncontrolling interests	719	758	724	751	735	(2%)	2%
Total equity	194,595	200,200	203,273	202,910	201,610	(1%)	4%
Total liabilities and equity	$2,234,459	$2,260,090	$2,314,266	$2,327,868	$2,361,876	1%	6%

(1)See footnote 1 on page 1.

(2)Preliminary.

(3)Includes allowance for credit losses for unfunded lending commitments. See page 23 for amounts by period.

(4)September 30, 2021, includes an approximate $475 million (after-tax) currency translation adjustment (CTA) loss (net of hedges) associated with its consumer banking operations in Australia (see footnote 2 on page 1). The transaction generated a pretax loss on sale of approximately $680 million upon classification to held-for-sale ($580 million after-tax), with both amounts subject to closing adjustments. The loss on sale primarily reflects the impact of a pretax $625 million CTA loss (net of hedges) ($475 million after-tax) already reflected in the Accumulated Other Comprehensive Income (AOCI) component of equity. Upon closing, the CTA-related balance will be removed from the AOCI component of equity, resulting in a neutral impact from CTA to Citi’s Common Equity Tier 1 Capital.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

NET REVENUES

(In millions of dollars)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Global Consumer Banking
North America	$4,527	$4,655	$4,428	$4,201	$4,338	3%	(4%)	$14,493	$12,967	(11%)
Latin America	1,027	1,096	1,008	1,053	1,038	(1%)	1%	3,276	3,099	(5%)
Asia(1)(2)	1,619	1,554	1,601	1,566	884	(44%)	(45%)	4,917	4,051	(18%)
Total	7,173	7,305	7,037	6,820	6,260	(8%)	(13%)	22,686	20,117	(11%)

Institutional Clients Group
North America	3,920	3,331	4,898	3,718	4,145	11%	6%	13,854	12,761	(8%)
EMEA	3,085	2,867	3,713	3,253	3,095	(5%)	–	9,947	10,061	1%
Latin America	1,141	1,072	1,136	1,174	1,261	7%	11%	3,766	3,571	(5%)
Asia	2,207	2,009	2,473	2,242	2,285	2%	4%	7,407	7,000	(5%)
Total	10,353	9,279	12,220	10,387	10,786	4%	4%	34,974	33,393	(5%)

Corporate / Other	(224)	(85)	70	267	108	(60%)	NM	139	445	NM

Total Citigroup - net revenues	$17,302	$16,499	$19,327	$17,474	$17,154	(2%)	(1%)	$57,799	$53,955	(7%)

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	See footnote 2 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

SEGMENT DETAIL

INCOME

(In millions of dollars)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(1)	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Income (loss) from continuing operations(2)

Global Consumer Banking
North America	$661	$968	$1,857	$1,309	$1,448	11%	NM	$(1,014)	$4,614	NM
Latin America	108	166	52	352	228	(35%)	NM	75	632	NM
Asia(3)(4)	151	98	262	171	(342)	NM	NM	370	91	(75%)
Total	920	1,232	2,171	1,832	1,334	(27%)	45%	(569)	5,337	NM

Institutional Clients Group
North America	1,023	801	2,779	1,253	854	(32%)	(17%)	2,509	4,886	95%
EMEA	880	891	1,466	1,156	1,035	(10%)	18%	2,389	3,657	53%
Latin America	102	963	645	597	665	11%	NM	427	1,907	NM
Asia	852	645	1,048	823	889	8%	4%	2,928	2,760	(6%)
Total	2,857	3,300	5,938	3,829	3,443	(10%)	21%	8,253	13,210	60%

Corporate / Other	(600)	(207)	(132)	532	(108)	NM	82%	(902)	292	NM

Income from continuing operations	$3,177	$4,325	$7,977	$6,193	$4,669	(25%)	47%	$6,782	$18,839	NM

Discontinued operations	(7)	6	(2)	10	(1)	NM	86%	(26)	7	NM

Net income attributable to noncontrolling interests	24	22	33	10	24	NM	-	18	67	NM

Total Citigroup - net income	$3,146	$4,309	$7,942	$6,193	$4,644	(25%)	48%	$6,738	$18,779	NM

Average assets (in billions)
North America	$1,245	$1,262	$1,261	$1,265	$1,268	-	2%	$1,203	$1,265	5%
EMEA(3)	412	419	434	453	451	-	9%	401	446	11%
Latin America	129	129	124	125	127	2%	(2%)	129	125	(3%)
Asia(3)	380	393	407	400	404	1%	6%	375	404	8%
Corporate / Other	94	96	91	99	96	(3%)	2%	94	95	1%
Total	$2,260	$2,299	$2,317	$2,342	$2,346	-	4%	$2,202	$2,335	6%

Return on average assets (ROA) on net income (loss)
North America	0.54%	0.56%	1.49%	0.81%	0.72%			0.17%	1.00%
EMEA(3)	0.83%	0.83%	1.33%	1.02%	0.90%			0.78%	1.08%
Latin America	0.64%	3.48%	2.28%	3.05%	2.79%			0.52%	2.72%
Asia(3)(4)	1.05%	0.75%	1.31%	1.00%	0.54%			1.18%	0.95%
Corporate / Other	(2.57)%	(0.84)%	(0.59)%	2.20%	(0.46%)			(1.31)%	0.42%
Total	0.55%	0.75%	1.39%	1.06%	0.79%			0.41%	1.08%

(1)	See footnote 1 on page 1.
(2)

During the first quarter of 2021, Citi changed its cost allocations for certain recurring expenses related to investments in infrastructure, and risk and controls, attributing them from Corporate/Other to GCB and ICG. This reclassification between businesses had no impact on Citi’s EBIT or Net income for any period. Prior-period amounts have been reclassified to conform to the current period's presentation.

(3)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(4)	See footnote 2 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING(1)

(In millions of dollars, except as otherwise noted)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(2)	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Net interest revenue	$6,251	$6,343	$5,953	$5,847	$5,963	2%	(5%)	$19,857	$17,763	(11%)
Non-interest revenue(3)	922	962	1,084	973	297	(69%)	(68%)	2,829	2,354	(17%)
Total revenues, net of interest expense	7,173	7,305	7,037	6,820	6,260	(8%)	(13%)	22,686	20,117	(11%)
Total operating expenses	4,287	4,599	4,400	4,550	4,567	-	7%	12,884	13,517	5%
Net credit losses on loans	1,598	1,272	1,580	1,253	944	(25%)	(41%)	5,374	3,777	(30%)
Credit reserve build / (release) for loans	34	(193)	(1,806)	(1,398)	(1,031)	26%	NM	5,144	(4,235)	NM
Provision for credit losses on unfunded lending commitments	5	(4)	-	1	1	-	(80%)	4	2	(50%)
Provisions for benefits and claims, HTM debt securities and other assets	45	2	35	9	21	NM	(53%)	103	65	(37%)
Provisions for credit losses and for benefits and claims (PBC)	1,682	1,077	(191)	(135)	(65)	52%	NM	10,625	(391)	NM
Income (loss) from continuing operations before taxes	1,204	1,629	2,828	2,405	1,758	(27%)	46%	(823)	6,991	NM
Income taxes (benefits)	284	397	657	573	424	(26%)	49%	(254)	1,654	NM
Income (loss) from continuing operations	920	1,232	2,171	1,832	1,334	(27%)	45%	(569)	5,337	NM
Noncontrolling interests	-	(1)	(3)	(2)	(2)	-	NM	(3)	(7)	NM
Net income (loss)	$920	$1,233	$2,174	$1,834	$1,336	(27%)	45%	$(566)	$5,344	NM
EOP assets (in billions)	$435	$434	$439	$432	$442	2%	2%
Average assets (in billions)	$434	$447	439	437	$441	1%	2%	$419	$439	5%
Return on average assets	0.84%	1.10%	2.01%	1.68%	1.20%			(0.18%)	1.63%
Efficiency ratio	60%	63%	63%	67%	73%			57%	67%

Net credit losses as a % of average loans	2.33%	1.83%	2.36%	1.87%	1.42%			2.58%	1.89%

Revenue by business
Retail banking	$2,916	$2,936	$2,844	$2,802	$2,146	(23%)	(26%)	$8,798	$7,792	(11%)
Cards(4)	4,257	4,369	4,193	4,018	4,114	2%	(3%)	13,888	12,325	(11%)
Total	$7,173	$7,305	$7,037	$6,820	$6,260	(8%)	(13%)	$22,686	$20,117	(11%)

Net credit losses on loans by business
Retail banking	$190	$185	$274	$193	$161	(17%)	(15%)	$620	$628	1%
Cards(4)	1,408	1,087	1,306	1,060	783	(26%)	(44%)	4,754	3,149	(34%)
Total	$1,598	$1,272	$1,580	$1,253	$944	(25%)	(41%)	$5,374	$3,777	(30%)

Income from continuing operations by business
Retail banking	$264	$173	$259	$272	$(326)	NM	NM	$384	$205	(47%)
Cards(4)	656	1,059	1,912	1,560	1,660	6%	NM	(953)	5,132	NM
Total	$920	$1,232	$2,171	$1,832	$1,334	(27%)	45%	$(569)	$5,337	NM

Foreign currency (FX) translation impact
Total revenue - as reported	$7,173	$7,305	$7,037	$6,820	$6,260	(8%)	(13%)	$22,686	$20,117	(11%)
Impact of FX translation(5)	95	(3)	(10)	(33)	-			365	-
Total revenues - Ex-FX(5)	$7,268	$7,302	$7,027	$6,787	$6,260	(8%)	(14%)	$23,051	$20,117	(13%)

Total operating expenses - as reported	$4,287	$4,599	$4,400	$4,550	$4,567	-	7%	$12,884	$13,517	5%
Impact of FX translation(5)	59	(2)	(7)	(22)	-			227	-
Total operating expenses - Ex-FX(5)	$4,346	$4,597	$4,393	$4,528	$4,567	1%	5%	$13,111	$13,517	3%

Total provisions for credit losses & PBC - as reported	$1,682	$1,077	$(191)	$(135)	$(65)	52%	NM	$10,625	$(391)	NM
Impact of FX translation(5)	15	(4)	1	(2)	-			123	-
Total provisions for credit losses & PBC - Ex-FX(5)	$1,697	$1,073	$(190)	$(137)	$(65)	53%	NM	$10,748	$(391)	NM

Net income (loss) - as reported	$920	$1,233	$2,174	$1,834	$1,336	(27%)	45%	$(566)	$5,344	NM
Impact of FX translation(5)	11	3	(4)	(5)	-			7	-
Total net income (loss) - Ex-FX(5)	$931	$1,236	$2,170	$1,829	$1,336	(27%)	44%	$(559)	$5,344	NM

(1)	See footnote 2 on page 5.
(2)	See footnote 1 on page 1.
(3)	See footnote 2 on page 1.
(4)	Includes both Citi-Branded Cards and Citi Retail Services.
(5)	Reflects the impact of foreign currency (FX) translation into U.S. dollars at the third quarter of 2021 and year-to-date 2021 average exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

						3Q21 Increase/
	3Q	4Q	1Q	2Q	3Q	(Decrease) from
	2020	2020	2021	2021	2021	2Q21	3Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	2,323	2,305	2,241	2,209	2,157	(2%)	(7%)
Accounts (in millions)	55.5	53.7	52.9	52.6	52.5	-	(5%)
Average deposits	$319.8	$333.2	$345.3	$352.9	$353.3	-	10%
Investment sales	30.2	29.2	38.4	28.3	27.7	(2%)	(8%)
Investment assets under management (AUMs):
AUMS	163.5	180.8	183.2	190.7	188.8	(1%)	15%
AUMs related to the LATAM retirement services business	35.9	40.8	39.2	41.0	40.0	(2%)	11%
Total AUMs	$199.4	$221.6	$222.4	$231.7	$228.8	(1%)	15%
Average loans	125.6	127.6	127.4	126.0	120.0	(5%)	(4%)
EOP loans:
Mortgages	$87.5	$88.9	$86.7	$86.3	$79.8	(8%)	(9%)
Personal, small business and other	38.3	40.1	39.1	39.0	37.0	(5%)	(3%)
EOP loans	$125.8	$129.0	$125.8	$125.3	$116.8	(7%)	(7%)

Total net interest revenue (in millions)(1)	$1,898	$1,900	$1,778	$1,821	$1,761	(3%)	(7%)
As a % of average loans	6.01%	5.92%	5.66%	5.80%	5.82%

Net credit losses on loans (in millions)	$190	$185	$274	$193	$161	(17%)	(15%)
As a % of average loans	0.60%	0.58%	0.87%	0.61%	0.53%
Loans 90+ days past due (in millions)(2)	$497	$632	$598	$560	$479	(14%)	(4%)
As a % of EOP loans	0.40%	0.49%	0.48%	0.45%	0.41%
Loans 30-89 days past due (in millions)(2)	$786	$860	$662	$687	$589	(14%)	(25%)
As a % of EOP loans	0.63%	0.67%	0.53%	0.55%	0.51%

Cards key indicators (in millions of dollars, except as otherwise noted)
EOP open accounts (in millions)	132.8	131.8	130.2	129.6	128.5	(1%)	(3%)
Purchase sales (in billions)	$127.1	$141.9	$128.3	$151.1	$152.7	1%	20%

Average loans (in billions)(3)	146.8	148.5	144.3	142.6	142.9	-	(3%)
EOP loans (in billions)(3)	146.6	153.1	142.1	145.6	143.3	(2%)	(2%)
Average yield(4)	12.83%	12.65%	12.65%	12.01%	11.94%
Total net interest revenue(5)	$4,353	$4,443	$4,175	$4,026	$4,202	4%	(3%)
As a % of average loans(5)	11.80%	11.90%	11.73%	11.32%	11.67%
Net credit losses on loans	$1,408	$1,087	$1,306	$1,060	$783	(26%)	(44%)
As a % of average loans	3.82%	2.91%	3.67%	2.98%	2.17%
Net credit margin(6)	$2,852	$3,290	$2,899	$2,967	$3,339	13%	17%
As a % of average loans(6)	7.73%	8.81%	8.15%	8.35%	9.27%
Loans 90+ days past due(7)	$1,479	$1,875	$1,577	$1,230	$1,009	(18%)	(32%)
As a % of EOP loans	1.01%	1.22%	1.11%	0.84%	0.70%
Loans 30-89 days past due(7)	$1,612	$1,657	$1,341	$1,074	$1,079	-	(33%)
As a % of EOP loans	1.10%	1.08%	0.94%	0.74%	0.75%

(1)	Also includes net interest revenue related to the average deposit balances in excess of the average loan portfolio.
(2)	The Loans 90+ days past due and 30-89 days past due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies. See footnote 2 on page 9.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest revenue includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(7)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications in North America and Latin America that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING(1)

NORTH AMERICA

(In millions of dollars, except as otherwise noted)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(2)	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Net interest revenue	$4,500	$4,559	$4,307	$4,143	$4,336	5%	(4%)	$14,243	$12,786	(10%)
Non-interest revenue	27	96	121	58	2	(97%)	(93%)	250	181	(28%)
Total revenues, net of interest expense	4,527	4,655	4,428	4,201	4,338	3%	(4%)	14,493	12,967	(11%)
Total operating expenses	2,483	2,595	2,479	2,600	2,658	2%	7%	7,506	7,737	3%
Net credit losses on loans	1,182	870	950	817	617	(24%)	(48%)	4,120	2,384	(42%)
Credit reserve build / (release) for loans	(10)	(85)	(1,417)	(915)	(809)	12%	NM	4,200	(3,141)	NM
Provision for credit losses on unfunded lending commitments	5	(4)	-	1	1	-	(80%)	4	2	(50%)
Provisions for benefits and claims, HTM debt securities and other assets	(6)	(1)	2	6	4	(33%)	NM	18	12	(33%)
Provisions for credit losses and for benefits and claims	1,171	780	(465)	(91)	(187)	NM	NM	8,342	(743)	NM
Income (loss) from continuing operations before taxes	873	1,280	2,414	1,692	1,867	10%	NM	(1,355)	5,973	NM
Income taxes (benefits)	212	312	557	383	419	9%	98%	(341)	1,359	NM
Income (loss) from continuing operations	661	968	1,857	1,309	1,448	11%	NM	(1,014)	4,614	NM
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-
Net income (loss)	$661	$968	$1,857	$1,309	$1,448	11%	NM	$(1,014)	$4,614	NM
Average assets (in billions)	$274	$278	$265	$262	$267	2%	(3%)	$261	$265	2%
Return on average assets	0.96%	1.39%	2.84%	2.00%	2.15%			(0.52)%	2.33%
Efficiency ratio	55%	56%	56%	62%	61%			52%	60%

Net credit losses as a % of average loans	2.63%	1.93%	2.21%	1.91%	1.41%			2.98%	1.84%

Revenue by business
Retail banking	$1,113	$1,092	$1,041	$1,039	$1,031	(1%)	(7%)	$3,365	$3,111	(8%)
Citi-branded cards	2,061	2,132	2,091	1,959	2,036	4%	(1%)	6,626	6,086	(8%)
Citi retail services	1,353	1,431	1,296	1,203	1,271	6%	(6%)	4,502	3,770	(16%)
Total	$4,527	$4,655	$4,428	$4,201	$4,338	3%	(4%)	$14,493	$12,967	(11%)

Net credit losses on loans by business
Retail banking	$31	$31	$26	$24	$22	(8%)	(29%)	$101	$72	(29%)
Citi-branded cards	647	500	551	467	357	(24%)	(45%)	2,208	1,375	(38%)
Citi retail services	504	339	373	326	238	(27%)	(53%)	1,811	937	(48%)
Total	$1,182	$870	$950	$817	$617	(24%)	(48%)	$4,120	$2,384	(42%)

Income (loss) from continuing operations by business
Retail banking	$25	$(72)	$3	$(49)	$(73)	(49%)	NM	$(160)	$(119)	26%
Citi-branded cards	422	639	1,119	924	781	(15%)	85%	(627)	2,824	NM
Citi retail services	214	401	735	434	740	71%	NM	(227)	1,909	NM
Total	$661	$968	$1,857	$1,309	$1,448	11%	NM	$(1,014)	$4,614	NM

(1)	See footnote 2 on page 5.
(2)	See footnote 1 on page 1.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						3Q21 Increase/
	3Q	4Q	1Q	2Q	3Q	(Decrease) from
	2020	2020	2021	2021	2021	2Q21	3Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)

Branches (actual)	689	689	687	659	658	-	(4%)
Accounts (in millions)	9.1	9.1	9.1	9.1	9.1	-	-
Average deposits	$182.1	$188.9	$197.0	$204.2	$208.4	2%	14%
Investment sales	10.9	10.6	14.6	11.1	11.0	(1%)	1%
Investment AUMs	73.3	80.3	81.7	85.1	85.3	-	16%
Average loans	53.4	52.8	51.9	50.2	49.5	(1%)	(7%)
EOP loans:
Mortgages	49.0	49.0	46.9	46.0	45.5	(1%)	(7%)
Personal, small business and other	4.1	3.7	4.0	3.7	3.3	(11%)	(20%)
Total EOP loans	$53.1	$52.7	$50.9	$49.7	$48.8	(2%)	(8%)

Mortgage originations(1)	$6.6	$6.6	$5.7	$5.6	$4.7	(16%)	(29%)
Third-party mortgage servicing portfolio (EOP)	42.1	40.2	39.4	38.4	$36.3	(5%)	(14%)
Net servicing and gain/(loss) on sale (in millions)	59.1	57.3	44.2	19.3	$25.8	34%	(56%)
Saleable mortgage rate locks	3.3	2.6	2.3	1.6	$1.6	-	(52%)
Net interest revenue on loans (in millions)	179	174	166	161	$180	12%	1%
As a % of average loans	1.33%	1.31%	1.30%	1.29%	1.44%

Net credit losses on loans (in millions)	$31	$31	$26	$24	$22	(8%)	(29%)
As a % of average loans	0.23%	0.23%	0.20%	0.19%	0.18%

Loans 90+ days past due (in millions)(2)	$211	$299	$263	$236	$221	(6%)	5%
As a % of EOP loans	0.40%	0.58%	0.52%	0.48%	0.46%
Loans 30-89 days past due (in millions)(2)	$378	$328	$220	$268	$250	(7%)	(34%)
As a % of EOP loans	0.72%	0.63%	0.44%	0.55%	0.52%

(1)	Originations of residential first mortgages.
(2)

The loans 90+ days past due and 30-89 days past due and related ratios excludes loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies.

The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) were $148 million and ($0.6 billion), $171 million and ($0.7 billion), $176 million and ($0.7 billion), $150 million and ($0.7 billion), and $146 million and ($0.6 billion) as of September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) were $88 million and ($0.6 billion), $98 million and ($0.7 billion), $84 million and ($0.7 billion), $80 million and ($0.7 billion), and $78 million and ($0.6 billion) as of September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

NORTH AMERICA

						3Q21 Increase/
	3Q	4Q	1Q	2Q	3Q	(Decrease) from
	2020	2020	2021	2021	2021	2Q21	3Q20

Citi-Branded Cards Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts (in millions)	34.5	34.5	34.5	34.7	35.0	1%	1%
Purchase sales (in billions)	$85.5	$93.2	$85.8	$103.5	$106.0	2%	24%
Average loans (in billions)(1)	81.2	81.7	78.7	79.4	81.9	3%	1%
EOP loans (in billions)(1)	81.1	84.0	78.5	82.1	82.8	1%	2%
Average yield(2)	10.33%	10.19%	10.30%	9.64%	9.52%	(1%)	(8%)

Total net interest revenue(3)	$1,906	$1,916	$1,830	$1,753	$1,849	5%	(3%)
As a % of average loans(3)	9.34%	9.33%	9.43%	8.86%	8.96%
Net credit losses on loans	$647	$500	$551	$467	$357	(24%)	(45%)
As a % of average loans	3.17%	2.43%	2.84%	2.36%	1.73%
Net credit margin(4)	$1,412	$1,630	$1,541	$1,491	$1,678	13%	19%
As a % of average loans(4)	6.92%	7.94%	7.94%	7.53%	8.13%
Loans 90+ days past due	$574	$686	$590	$457	$362	(21%)	(37%)
As a % of EOP loans	0.71%	0.82%	0.75%	0.56%	0.44%
Loans 30-89 days past due(5)	$624	$589	$484	$355	$375	6%	(40%)
As a % of EOP loans	0.77%	0.70%	0.62%	0.43%	0.45%

Citi Retail Services Key Indicators (in millions of dollars, except as otherwise noted)(1)
EOP open accounts	78.6	77.9	76.6	76.0	74.7	(2%)	(5%)
Purchase sales (in billions)	$19.9	$23.4	$18.7	$23.6	$22.7	(4%)	14%
Average loans (in billions)(1)	44.5	44.9	43.8	42.3	42.4	-	(5%)
EOP loans (in billions)(1)	44.4	46.4	42.5	42.7	42.7	-	(4%)
Average yield(2)	16.86%	16.73%	16.61%	16.06%	16.17%	1%	(4%)

Total net interest revenue(3)	$1,788	$1,861	$1,744	$1,650	$1,762	7%	(1%)
As a % of average loans(3)	15.98%	16.49%	16.15%	15.65%	16.49%
Net credit losses on loans	$504	$339	$373	$326	$238	(27%)	(53%)
As a % of average loans	4.51%	3.00%	3.45%	3.09%	2.23%
Net credit margin(4)	$846	$1,091	$920	$874	$1,031	18%	22%
As a % of average loans(4)	7.56%	9.67%	8.52%	8.29%	9.65%
Loans 90+ days past due(5)	$557	$644	$591	$463	$421	(9%)	(24%)
As a % of EOP loans	1.25%	1.39%	1.39%	1.08%	0.99%
Loans 30-89 days past due(5)	$610	$639	$513	$415	$471	13%	(23%)
As a % of EOP loans	1.37%	1.38%	1.21%	0.97%	1.10%

(1)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(2)	Average yield is calculated as gross interest revenue earned on loans divided by average loans.
(3)	Net interest revenue includes certain fees that are recorded as interest revenue.
(4)	Net credit margin represents total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(5)

The decrease in loans 90+ days past due beginning as of September 30, 2020, include the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA(1)(2)

(In millions of dollars, except as otherwise noted)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(3)	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Net interest revenue	$697	$739	$658	$703	$702	-	1%	$2,339	$2,063	(12%)
Non-interest revenue	330	357	350	350	336	(4%)	2%	937	1,036	11%
Total revenues, net of interest expense	1,027	1,096	1,008	1,053	1,038	(1%)	1%	3,276	3,099	(5%)
Total operating expenses	667	776	702	725	700	(3%)	5%	2,001	2,127	6%
Net credit losses on loans	228	162	365	250	175	(30%)	(23%)	704	790	12%
Credit reserve build / (release) for loans	(66)	(83)	(163)	(423)	(178)	58%	NM	399	(764)	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-	-	-	-	-	-	-
Provisions for benefits and claims, HTM debt securities and other assets	47	9	29	6	19	NM	(60%)	78	54	(31%)
Provisions for credit losses and for benefits and claims (PBC)	209	88	231	(167)	16	NM	(92%)	1,181	80	(93%)
Income (loss) from continuing operations before taxes	151	232	75	495	322	(35%)	NM	94	892	NM
Income taxes (benefits)	43	66	23	143	94	(34%)	NM	19	260	NM
Income (loss) from continuing operations	108	166	52	352	228	(35%)	NM	75	632	NM
Noncontrolling interests	-	-	-	-	-	-	-	-	-	-
Net income (loss)	$108	$166	$52	$352	$228	(35%)	NM	$75	$632	NM
Average assets (in billions)	$31	$33	$34	$34	$36	6%	16%	$32	$35	9%
Return on average assets	1.39%	2.00%	0.62%	4.15%	2.51%			0.31%	2.41%
Efficiency ratio	65%	71%	70%	69%	67%			61%	69%

Net credit losses on loans as a percentage of average loans	6.67%	4.51%	10.65%	7.43%	5.26%			6.49%	7.77%

Revenue by business
Retail banking	$737	$784	$723	$757	$767	1%	4%	$2,225	$2,247	1%
Citi-branded cards	290	312	285	296	271	(8%)	(7%)	1,051	852	(19%)
Total	$1,027	$1,096	$1,008	$1,053	$1,038	(1%)	1%	$3,276	$3,099	(5%)

Net credit losses on loans by business
Retail banking	$90	$68	$168	$99	$77	(22%)	(14%)	$309	$344	11%
Citi-branded cards	138	94	197	151	98	(35%)	(29%)	395	446	13%
Total	$228	$162	$365	$250	$175	(30%)	(23%)	$704	$790	12%

Income from continuing operations by business
Retail banking	$68	$91	$40	$180	$119	(34%)	75%	$29	$339	NM
Citi-branded cards	40	75	12	172	109	(37%)	NM	46	293	NM
Total	$108	$166	$52	$352	$228	(35%)	NM	$75	$632	NM

FX translation impact
Total revenue - as reported	$1,027	$1,096	$1,008	$1,053	$1,038	(1%)	1%	$3,276	$3,099	(5%)
Impact of FX translation(4)	86	13	16	(7)	-			226	-
Total revenues - Ex-FX(4)	$1,113	$1,109	$1,024	$1,046	$1,038	(1%)	(7%)	$3,502	$3,099	(12%)

Total operating expenses - as reported	$667	$776	$702	$725	$700	(3%)	5%	$2,001	$2,127	6%
Impact of FX translation(4)	51	9	10	(5)	-			130	-
Total operating expenses - Ex-FX(4)	$718	$785	$712	$720	$700	(3%)	(3%)	$2,131	$2,127	-

Total provisions for credit losses and PBC - as reported	$209	$88	$231	$(167)	$16	NM	(92%)	$1,181	$80	(93%)
Impact of FX translation(4)	15	1	4	1	-			92	-
Total provisions for credit losses and PBC - Ex-FX(4)	$224	$89	$235	$(166)	$16	NM	(93%)	$1,273	$80	(94%)

Net income (loss) - as reported	$108	$166	$52	$352	$228	(35%)	NM	$75	$632	NM
Impact of FX translation(4)	12	3	1	(2)	-			-	-
Total net income (loss) - Ex-FX(4)	$120	$169	$53	$350	$228	(35%)	90%	$75	$632	NM

(1)	Latin America GCB consists of Citi's consumer banking operations in Mexico.
(2)	See footnote 2 on page 5.
(3)	See footnote 1 on page 1.
(4)

Reflects the impact of foreign currency (FX) translation into U.S. dollars at the third quarter of 2021 and year-to-date 2021 average exchange rates for all periods presented. Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

LATIN AMERICA

						3Q21 Increase/
	3Q	4Q	1Q	2Q	3Q	(Decrease) from
	2020	2020	2021	2021	2021	2Q21	3Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	1,401	1,392	1,331	1,327	1,278	(4%)	(9%)
Accounts (in millions)	29.3	27.3	26.6	26.4	26.3	-	(10%)
Average deposits	$22.5	$24.3	$24.5	$24.1	$24.2	-	8%
Investment sales	3.5	3.7	3.1	3.5	3.5	-	-
Investment AUMs:
AUMS	23.4	27.1	26.9	28.2	27.7	(2%)	18%
AUMs related to the retirement services business	35.9	40.8	39.2	41.0	40.0	(2%)	11%
Total AUMs	59.3	67.9	66.1	69.2	67.7	(2%)	14%
Average loans	9.3	9.6	9.4	9.2	8.9	(3%)	(4%)
EOP loans:
Mortgages	3.8	4.0	3.8	3.8	3.6	(5%)	(5%)
Personal, small business and other	5.4	5.8	5.3	5.3	5.1	(4%)	(6%)
Total EOP loans	$9.2	$9.8	$9.1	$9.1	$8.7	(4%)	(5%)

Total net interest revenue (in millions)(1)	$480	$503	$447	$491	$494	1%	3%
As a % of average loans(1)	20.53%	20.84%	19.29%	21.41%	22.02%
Net credit losses on loans (in millions)	$90	$68	$168	$99	$77	(22%)	(14%)
As a % of average loans	3.85%	2.82%	7.25%	4.32%	3.43%
Loans 90+ days past due (in millions)	$105	$130	$142	$127	$117	(8%)	11%
As a % of EOP loans	1.14%	1.33%	1.56%	1.40%	1.34%
Loans 30-89 days past due (in millions)	$136	$220	$164	$134	$122	(9%)	(10%)
As a % of EOP loans	1.48%	2.24%	1.80%	1.47%	1.40%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	4.9	4.7	4.5	4.5	4.5	-	(8%)
Purchase sales	$3.3	$4.4	$3.7	$4.2	$4.3	2%	30%
Average loans(2)	4.3	4.7	4.5	4.3	4.3	-	-
EOP loans(2)	4.3	4.8	4.3	4.4	4.3	(2%)	-
Average yield(3)	21.28%	21.01%	19.89%	20.10%	20.66%	3%	(3%)

Total net interest revenue (in millions)(4)	$217	$236	$211	$212	$208	(2%)	(4%)
As a % of average loans(4)	20.08%	19.98%	19.02%	19.78%	19.19%
Net credit losses on loans (in millions)	$138	$94	$197	$151	$98	(35%)	(29%)
As a % of average loans	12.77%	7.96%	17.75%	14.09%	9.04%
Net credit margin (in millions)(5)	$160	$229	$102	$158	$184	16%	15%
As a % of average loans(5)	14.80%	19.38%	9.19%	14.74%	16.98%
Loans 90+ days past due (in millions)(6)	$106	$233	$173	$122	$81	(34%)	(24%)
As a % of EOP loans	2.47%	4.85%	4.02%	2.77%	1.88%
Loans 30-89 days past due (in millions)(6)	$89	$170	$115	$82	$68	(17%)	(24%)
As a % of EOP loans	2.07%	3.54%	2.67%	1.86%	1.58%

(1)	Also includes net interest revenue related to the region's average deposit balances in excess of the average loan portfolio.
(2)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(3)	Average yield is gross interest revenue earned on loans divided by average loans.
(4)	Net interest revenue includes certain fees that are recorded as interest revenue.
(5)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.
(6)

The decrease in loans 90+ days past due as of September 30, 2020 and the decrease in loans 30-89 days past due beginning at June 30, 2020, include the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA(1)(2)

(In millions of dollars, except as otherwise noted)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(3)	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Net interest revenue	$1,054	$1,045	$988	$1,001	$925	(8%)	(12%)	$3,275	$2,914	(11%)
Non-interest revenue(4)	565	509	613	565	(41)	NM	NM	1,642	1,137	(31%)
Total revenues, net of interest expense	1,619	1,554	1,601	1,566	884	(44%)	(45%)	4,917	4,051	(18%)
Total operating expenses	1,137	1,228	1,219	1,225	1,209	(1%)	6%	3,377	3,653	8%
Net credit losses on loans	188	240	265	186	152	(18%)	(19%)	550	603	10%
Credit reserve build / (release) for loans	110	(25)	(226)	(60)	(44)	27%	NM	545	(330)	NM
Provision for credit losses on unfunded lending commitments	-	-	-	-	-	-	-	-	-	—
Provisions for benefits and claims, HTM debt securities and other assets	4	(6)	4	(3)	(2)	33%	NM	7	(1)	NM
Provisions for credit losses and for benefits and claims (PBC)	302	209	43	123	106	(14%)	(65%)	1,102	272	(75%)
Income from continuing operations before taxes	180	117	339	218	(431)	NM	NM	438	126	(71%)
Income taxes (benefits)	29	19	77	47	(89)	NM	NM	68	35	(49%)
Income from continuing operations	151	98	262	171	(342)	NM	NM	370	91	(75%)
Noncontrolling interests	-	(1)	(3)	(2)	(2)	-	NM	(3)	(7)	NM
Net income	$151	$99	$265	$173	$(340)	NM	NM	$373	$98	(74%)
Average assets (in billions)	$129	$136	$140	$141	$138	(2%)	7%	$126	$140	11%
Return on average assets	0.47%	0.29%	0.77%	0.49%	(0.98) %			0.40%	0.09%
Efficiency ratio	70%	79%	76%	78%	137%			69%	90%

Net credit losses on loans as a percentage of average loans	0.94%	1.16%	1.29%	0.90%	0.79%			0.93%	1.00%

Revenue by business
Retail banking(4)	$1,066	$1,060	$1,080	$1,006	$348	(65%)	(67%)	$3,208	$2,434	(24%)
Citi-branded cards	553	494	521	560	536	(4%)	(3%)	1,709	1,617	(5%)
Total	$1,619	$1,554	$1,601	$1,566	$884	(44%)	(45%)	$4,917	$4,051	(18%)

Net credit losses on loans by business
Retail banking	$69	$86	$80	$70	$62	(11%)	(10%)	$210	$212	1%
Citi-branded cards	119	154	185	116	90	(22%)	(24%)	340	391	15%
Total	$188	$240	$265	$186	$152	(18%)	(19%)	$550	$603	10%

Income from continuing operations by business
Retail banking(4)	$171	$154	$216	$141	$(372)	NM	NM	$515	$(15)	NM
Citi-branded cards	(20)	(56)	46	30	30	-	NM	(145)	106	NM
Total	$151	$98	$262	$171	$(342)	NM	NM	$370	$91	(75%)

FX translation impact
Total revenue - as reported	$1,619	$1,554	$1,601	$1,566	$884	(44%)	(45%)	$4,917	$4,051	(18%)
Impact of FX translation(5)	9	(16)	(26)	(26)	-			139	-
Total revenues - Ex-FX(5)	$1,628	$1,538	$1,575	$1,540	$884	(43%)	(46%)	$5,056	$4,051	(20%)

Total operating expenses - as reported	$1,137	$1,228	$1,219	$1,225	$1,209	(1%)	6%	$3,377	$3,653	8%
Impact of FX translation(5)	8	(11)	(17)	(17)	-			97	-
Total operating expenses - Ex-FX(5)	$1,145	$1,217	$1,202	$1,208	$1,209	-	6%	$3,474	$3,653	5%

Total provisions for credit losses and PBC - as reported	$302	$209	$43	$123	$106	(14%)	(65%)	$1,102	$272	(75%)
Impact of FX translation(5)	—	(5)	(3)	(3)	-			31	-
Total provisions for credit losses and PBC - Ex-FX(5)	$302	$204	$40	$120	$106	(12%)	(65%)	$1,133	$272	(76%)

Net income - as reported	$151	$99	$265	$173	$(340)	NM	NM	$373	$98	(74%)
Impact of FX translation(5)	(1)	-	(5)	(3)	-			7	-
Total net income - Ex-FX(5)	$150	$99	$260	$170	$(340)	NM	NM	$380	$98	(74%)

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	See footnote 2 on page 5.
(3)	See footnote 1 on page 1.
(4)	See footnote 2 on page 1.
(5)

Reflects the impact of foreign currency (FX) translation into U.S. dollars at the third quarter of 2021 and year-to-date 2021 average exchange rates for all periods presented. Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER BANKING

ASIA(1)

						3Q21 Increase/
	3Q	4Q	1Q	2Q	3Q	(Decrease) from
	2020	2020	2021	2021	2021	2Q21	3Q20

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)
Branches (actual)	233	224	223	223	221	(1%)	(5%)
Accounts (in millions)	17.1	17.3	17.2	17.1	17.1	-	-
Average deposits	$115.2	$120.0	$123.8	$124.6	$120.7	(3%)	5%
Investment sales	15.8	14.9	20.7	13.7	13.2	(4%)	(16%)
Investment AUMs	66.8	73.4	74.6	77.4	75.8	(2%)	13%
Average loans	62.9	65.2	66.1	66.6	61.6	(8%)	(2%)
EOP loans:
Mortgages	34.7	35.9	36.0	36.5	$30.7	(16%)	(12%)
Personal, small business and other	28.8	30.6	29.8	30.0	28.6	(5%)	(1%)
Total EOP loans	$63.5	$66.5	$65.8	$66.5	$59.3	(11%)	(7%)

Total net interest revenue (in millions)(2)	$612	$615	$598	$590	$542	(8%)	(11%)
As a % of average loans(2)	3.87%	3.75%	3.67%	3.55%	3.49%
Net credit losses on loans (in millions)	$69	$86	$80	$70	$62	(11%)	(10%)
As a % of average loans	0.44%	0.52%	0.49%	0.42%	0.40%
Loans 90+ days past due (in millions)	$181	$203	$193	$197	$141	(28%)	(22%)
As a % of EOP Loans	0.29%	0.31%	0.29%	0.30%	0.24%
Loans 30-89 days past due (in millions)	$272	$312	$278	$285	$217	(24%)	(20%)
As a % of EOP loans	0.43%	0.47%	0.42%	0.43%	0.37%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP open accounts (in millions)	14.8	14.7	14.6	14.4	14.3	(1%)	(3%)
Purchase sales	$18.4	$20.9	$20.1	$19.8	$19.7	(1%)	7%
Average loans(3)	16.8	17.2	17.3	16.6	14.3	(14%)	(15%)
EOP loans(3)	16.8	17.9	16.8	16.4	13.5	(18%)	(20%)
Average yield(4)	11.99%	11.47%	10.96%	10.87%	10.57%	(3%)	(12%)

Total net interest revenue (in millions)(5)	$442	$430	$390	$411	$383	(7%)	(13%)
As a % of average loans(6)	10.47%	9.95%	9.14%	9.93%	10.63%
Net credit losses on loans (in millions)	$119	$154	$185	$116	$90	(22%)	(24%)
As a % of average loans	2.82%	3.56%	4.34%	2.80%	2.50%
Net credit margin (in millions)(6)	$434	$340	$336	$444	$446	-	3%
As a % of average loans(6)	10.28%	7.86%	7.88%	10.73%	12.37%
Loans 90+ days past due	$242	$312	$223	$188	$145	(23%)	(40%)
As a % of EOP loans	1.44%	1.74%	1.33%	1.15%	1.07%
Loans 30-89 days past due	$289	$259	$229	$222	$165	(26%)	(43%)
As a % of EOP loans	1.72%	1.45%	1.36%	1.35%	1.22%

(1)	Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.
(2)	Also includes net interest revenue related to the region's average deposit balances in excess of the average loan portfolio.
(3)	Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.
(4)	Average yield is gross interest revenue earned on loans divided by average loans.
(5)	Net interest revenue includes certain fees that are recorded as interest revenue.
(6)	Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.

Reclassified to conform to the current period's presentation.

INSTITUTIONAL CLIENTS GROUP(1)

(In millions of dollars, except as otherwise noted)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Commissions and fees	$1,099	$1,064	$1,252	$1,186	$1,160	(2%)	6%	$3,348	$3,598	7%
Administration and other fiduciary fees	747	755	814	865	845	(2%)	13%	2,122	2,524	19%
Investment banking	1,145	1,107	1,800	1,575	1,692	7%	48%	3,902	5,067	30%
Principal transactions	2,511	1,748	3,842	2,213	2,297	4%	(9%)	11,779	8,352	(29%)
Other	378	247	360	324	609	88%	61%	683	1,293	89%
Total non-interest revenue	5,880	4,921	8,068	6,163	6,603	7%	12%	21,834	20,834	(5%)
Net interest revenue (including dividends)	4,473	4,358	4,152	4,224	4,183	(1%)	(6%)	13,140	12,559	(4%)
Total revenues, net of interest expense	10,353	9,279	12,220	10,387	10,786	4%	4%	34,974	33,393	(5%)
Total operating expenses	5,858	6,041	6,308	6,264	6,398	2%	9%	17,741	18,970	7%
Net credit losses on loans	326	210	186	89	40	(55%)	(88%)	777	315	(59%)
Credit reserve build / (release) for loans	106	(1,620)	(1,312)	(949)	(65)	93%	NM	4,792	(2,326)	NM
Provision for credit losses on unfunded lending commitments	423	352	(621)	46	(13)	NM	NM	1,083	(588)	NM
Provisions for credit losses for HTM debt securities and other assets	(17)	(23)	(5)	4	(8)	NM	53%	44	(9)	NM
Provision for credit losses	838	(1,081)	(1,752)	(810)	(46)	94%	NM	6,696	(2,608)	NM
Income from continuing operations before taxes	3,657	4,319	7,664	4,933	4,434	(10%)	21%	10,537	17,031	62%
Income taxes	800	1,019	1,726	1,104	991	(10%)	24%	2,284	3,821	67%
Income from continuing operations	2,857	3,300	5,938	3,829	3,443	(10%)	21%	8,253	13,210	60%
Noncontrolling interests	24	22	37	12	24	100%	-	28	73	NM
Net income	$2,833	$3,278	$5,901	$3,817	$3,419	(10%)	21%	$8,225	$13,137	60%
EOP assets (in billions)	$1,703	$1,730	$1,776	$1,795	$1,820	1%	7%
Average assets (in billions)	1,732	1,756	1,787	1,806	1,809	-	4%	$1,689	$1,801	7%
Return on average assets (ROA)	0.65%	0.74%	1.34%	0.85%	0.75%			0.65%	0.98%
Efficiency ratio	57%	65%	52%	60%	59%			51%	57%

Revenue by region
North America	$3,920	$3,331	$4,898	$3,718	$4,145	11%	6%	$13,854	$12,761	(8%)
EMEA	3,085	2,867	3,713	3,253	3,095	(5%)	-	9,947	10,061	1%
Latin America	1,141	1,072	1,136	1,174	1,261	7%	11%	3,766	3,571	(5%)
Asia	2,207	2,009	2,473	2,242	2,285	2%	4%	7,407	7,000	(5%)
Total revenues, net of interest expense	$10,353	$9,279	$12,220	$10,387	$10,786	4%	4%	$34,974	$33,393	(5%)

Income (loss) from continuing operations by region
North America	$1,023	$801	$2,779	$1,253	$854	(32%)	(17%)	$2,509	$4,886	95%
EMEA	880	891	1,466	1,156	1,035	(10%)	18%	2,389	3,657	53%
Latin America	102	963	645	597	665	11%	NM	427	1,907	NM
Asia	852	645	1,048	823	889	8%	4%	2,928	2,760	(6%)
Income from continuing operations	$2,857	$3,300	$5,938	$3,829	$3,443	(10%)	21%	$8,253	$13,210	60%

Average loans by region (in billions)
North America	$198	$193	$195	$201	$205	2%	4%	$204	$200	(2%)
EMEA	88	86	89	90	90	-	2%	89	90	1%
Latin America	40	35	32	32	32	-	(20%)	40	32	(20%)
Asia	71	68	71	73	74	1%	4%	72	73	1%
Total	$397	$382	$387	$396	$401	1%	1%	$405	$395	(2%)

EOP deposits by region (in billions)
North America	$476	$472	$470	$471	$505	7%	6%
EMEA	218	218	232	232	229	(1%)	5%
Latin America	43	44	45	46	47	3%	9%
Asia	188	190	191	198	205	4%	9%
Total	$925	$924	$938	$947	$986	4%	7%

EOP deposits by business (in billions)
Treasury and trade solutions	$660	$651	$649	$644	$676	5%	2%
All other ICG businesses	265	273	289	303	310	2%	17%
Total	$925	$924	$938	$947	$986	4%	7%

(1)	See footnote 2 on page 5.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

INSTITUTIONAL CLIENTS GROUP

REVENUES BY BUSINESS

(In millions of dollars, except as otherwise noted)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Revenue Details
Investment banking
Advisory	$163	$232	$281	$405	$539	33%	NM	$778	$1,225	57%
Equity underwriting	484	438	876	544	507	(7%)	5%	1,155	1,927	67%
Debt underwriting	740	617	816	823	877	7%	19%	2,567	2,516	(2%)
Total investment banking	1,387	1,287	1,973	1,772	1,923	9%	39%	4,500	5,668	26%
Treasury and trade solutions	2,394	2,400	2,165	2,290	2,291	-	(4%)	7,124	6,746	(5%)
Corporate lending - excluding gain/(loss) on loan hedges(1)	538	552	483	548	631	15%	17%	1,632	1,662	2%
Private bank - excluding gain/(loss) on loan hedges(1)	938	894	1,027	993	973	(2%)	4%	2,843	2,993	5%
Total banking revenues (ex-gain/(loss) on loan hedges)(1)	$5,257	$5,133	$5,648	$5,603	$5,818	4%	11%	$16,099	$17,069	6%

Gain/(loss) on loan hedges(1)	(124)	(312)	(81)	(37)	(47)	(27%)	62%	261	(165)	NM
Total banking revenues including g/(l) on loan hedges(1)	$5,133	$4,821	$5,567	$5,566	$5,771	4%	12%	$16,360	$16,904	3%

Fixed income markets	$3,788	$3,087	$4,550	$3,211	$3,182	(1%)	(16%)	$14,169	$10,943	(23%)
Equity markets	875	810	1,476	1,058	1,226	16%	40%	2,814	3,760	34%
Securities services	631	650	653	672	692	3%	10%	1,895	2,017	6%
Other	(74)	(89)	(26)	(120)	(85)	29%	(15%)	(264)	(231)	13%
Total markets and securities services	$5,220	$4,458	$6,653	$4,821	$5,015	4%	(4%)	$18,614	$16,489	(11%)
Total revenues, net of interest expense	$10,353	$9,279	$12,220	$10,387	$10,786	4%	4%	$34,974	$33,393	(5%)

Taxable-equivalent adjustments(2)	$104	$137	$99	$166	$90	(46%)	(13%)	$278	$355	28%

Total ICG revenues
including taxable-equivalent adjustments(2)	$10,457	$9,416	$12,319	$10,553	$10,876	3%	4%	$35,252	$33,748	(4%)

Commissions and fees	$159	$175	$200	$182	$198	9%	25%	$502	$580	16%
Principal transactions(3)	2,178	1,782	2,930	1,922	1,519	(21%)	(30%)	9,736	6,371	(35%)
Other	301	107	356	156	404	NM	34%	472	916	94%
Total non-interest revenue	$2,638	$2,064	$3,486	$2,260	$2,121	(6%)	(20%)	$10,710	$7,867	(27%)
Net interest revenue	1,150	1,023	1,064	951	1,061	12%	(8%)	3,459	3,076	(11%)
Total fixed income markets	$3,788	$3,087	$4,550	$3,211	$3,182	(1%)	(16%)	$14,169	$10,943	(23%)

Rates and currencies	$2,520	$2,009	$3,039	$1,993	$2,124	7%	(16%)	$10,136	$7,156	(29%)
Spread products / other fixed income	1,268	1,078	1,511	1,218	1,058	(13%)	(17%)	4,033	3,787	(6%)
Total fixed income markets	$3,788	$3,087	$4,550	$3,211	$3,182	(1%)	(16%)	$14,169	$10,943	(23%)

Commissions and fees	$279	$299	$392	$298	$276	(7%)	(1%)	$946	$966	2%
Principal transactions(3)	344	189	835	222	688	NM	100%	1,311	1,745	33%
Other	48	45	32	87	38	(56%)	(21%)	58	157	NM
Total non-interest revenue	$671	$533	$1,259	$607	$1,002	65%	49%	$2,315	$2,868	24%
Net interest revenue	204	277	217	451	224	(50%)	10%	499	892	79%
Total equity markets	$875	$810	$1,476	$1,058	$1,226	16%	40%	$2,814	$3,760	34%

(1)

Credit derivatives are used to economically hedge a portion of the corporate loan portfolio that includes both accrual loans and loans at fair value. Gain/(loss) on loan hedges includes the mark-to-market on the credit derivatives partially offset by the mark-to-market on the loans in the portfolio that are at fair value. Hedges on accrual loans reflect the mark-to-market on credit derivatives used to economically hedge the corporate loan accrual portfolio. The fixed premium costs of these hedges are netted against the private bank and corporate lending revenues to reflect the cost of credit protection. Citigroup’s results of operations excluding the impact of gain/(loss) on loan hedges are non-GAAP financial measures.

(2)	Primarily relates to income tax credits related to affordable housing and alternative energy investments as well as tax exempt income from municipal bond investments.
(3)	Excludes principal transactions revenues of ICG businesses other than Markets, primarily treasury and trade solutions and the private bank.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CORPORATE / OTHER(1)(2)

(In millions of dollars, except as otherwise noted)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Net interest revenue	$(231)	$(218)	$61	$128	$252	97%	NM	$68	$441	NM
Non-interest revenue	7	133	9	139	(144)	NM	NM	71	4	(94%)
Total revenues, net of interest expense	(224)	(85)	70	267	108	(60%)	NM	139	445	NM
Total operating expenses	819	464	365	378	519	37%	(37%)	1,442	1,262	(12%)
Net credit losses	(5)	(10)	(18)	(22)	(23)	(5%)	NM	(12)	(63)	NM
Credit reserve build / (release)	(128)	(35)	(109)	(99)	(53)	46%	59%	223	(261)	NM
Provisions for benefits and claims, HTM debt securities and other assets	1	(1)	20	3	(4)	NM	NM	2	19	NM
Provision for unfunded lending commitments	(4)	4	(5)	(3)	(1)	67%	75%	7	(9)	NM
Total provisions for credit losses and for benefits and claims	(136)	(42)	(112)	(121)	(81)	33%	40%	220	(314)	NM
Income from continuing operations before taxes	(907)	(507)	(183)	10	(330)	NM	64%	(1,523)	(503)	67%
Income taxes (benefits)(3)	(307)	(300)	(51)	(522)	(222)	57%	28%	(621)	(795)	(28%)
Income (loss) from continuing operations	(600)	(207)	(132)	532	(108)	NM	82%	(902)	292	NM
Income (loss) from discontinued operations, net of taxes	(7)	6	(2)	10	(1)	NM	86%	(26)	7	NM
Noncontrolling interests	—	1	(1)	—	2	NM	NM	(7)	1	NM
Net income (loss)	$(607)	$(202)	$(133)	$542	$(111)	NM	82%	$(921)	$298	NM
EOP assets (in billions)	$96	$96	$99	$101	$100	(1%)	4%
Average assets (in billions)	94	96	91	99	96	(3%)	2%	$94	$95	1%
Return on average assets	(2.57%)	(0.84%)	(0.59%)	2.20%	(0.46%)			(1.31%)	0.42%

Consumer - North America(4) - Key Indicators

Average loans (in billions)	$8.2	$7.4	$6.4	$5.8	$4.7	(19%)	(43%)	$8.8	$5.6
EOP loans (in billions)	7.7	6.6	6.1	5.0	4.3	(14%)	(44%)
Net interest revenue	54	42	34	29	15	(48%)	(72%)
As a % of average loans	2.62%	2.26%	2.15%	2.01%	1.27%
Net credit losses (recoveries)	$(4)	$(10)	$(18)	$(22)	$(22)	-	NM	$(9)	$(62)
As a % of average loans	(0.19%)	(0.54%)	(1.14%)	(1.52%)	(1.86%)			-0.10%	-1.11%
Loans 90+ days past due(5)	$278	$313	$277	$259	$221	(15%)	(21%)
As a % of EOP loans	3.86%	5.13%	4.86%	5.51%	5.67%
Loans 30-89 days past due(5)	$198	$179	$138	$111	$99	(11%)	(50%)
As a % of EOP loans	2.75%	2.93%	2.42%	2.36%	2.54%

(1)

Includes certain unallocated costs of global staff functions (including finance, risk, human resources, legal and compliance), other corporate expenses and unallocated global operations and technology expenses and income taxes, as well as Corporate Treasury, certain North America legacy consumer loan portfolios, other legacy assets and discontinued operations.

(2)	See footnote 2 on page 5.
(3)	2Q21 includes an approximate $450 million benefit from a reduction in Citi’s valuation allowance related to its Deferred Tax Assets (DTAs).
(4)	Results and amounts primarily relate to consumer mortgages.
(5)

The Loans 90+ Days Past Due and 30-89 Days Past Due and related ratios exclude U.S. loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) for each period were $172 million and ($0.5 billion), $183 million and ($0.5 billion), $169 million and ($0.4 billion), $125 million and ($0.3 billion), and $138 million and ($0.4 billion) as of September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) for each period were $66 million and ($0.5 billion), $73 million and ($0.5 billion), $55 million and ($0.4 billion), $48 million and ($0.3 billion), and $42 million and ($0.4 billion) as of September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

AVERAGE BALANCES AND INTEREST RATES(1)(2)(3)(4)(5)

Taxable Equivalent Basis

	Average Volumes			Interest			% Average Rate (4)
	Third	Second	Third	Third	Second	Third	Third		Second		Third
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter		Quarter
In millions of dollars, except as otherwise noted	2020	2021	2021(5)	2020	2021	2021(5)	2020		2021		2021(5)
Assets
Deposits with banks	$307,845	$296,445	$294,160	$116	$126	$147	0.15%		0.17%		0.20%
Securities borrowed and purchased under resale agreements(6)	294,949	319,821	323,183	352	205	264	0.47%		0.26%		0.32%
Trading account assets(7)	285,033	302,141	288,642	1,458	1,472	1,285	2.03%		1.95%		1.77%
Investments	438,786	484,238	498,112	1,902	1,844	1,907	1.72%		1.53%		1.52%
Total loans (net of unearned income)(8)	677,200	670,280	668,487	9,446	8,756	8,897	5.55%		5.24%		5.28%
Other interest-earning assets	63,577	69,691	71,193	99	111	196	0.62%		0.64%		1.09%
Total average interest-earning assets	$2,067,390	$2,142,616	$2,143,777	$13,373	$12,514	$12,696	2.57%		2.34%		2.35%

Liabilities
Deposits (excluding deposit insurance and FDIC assessment)	$1,059,300	$1,075,130	$1,097,790	$918	$676	$730	0.34%		0.25%		0.26%
Deposit insurance and FDIC assessment	-	-	-	375	279	293
Total deposits	1,059,300	1,075,130	1,097,790	1,293	955	1,023	0.49%		0.36%		0.37%
Securities loaned and sold under repurchase agreements(6)	216,556	236,639	228,947	292	260	287	0.54%		0.44%		0.50%
Trading account liabilities(7)	88,597	122,138	108,703	123	150	106	0.55%		0.49%		0.39%
Short-term borrowings	95,471	93,682	92,716	88	31	8	0.37%		0.13%		0.03%
Long-term debt(9)	226,233	195,364	185,784	1,025	868	828	1.80%		1.78%		1.77%
Total average interest-bearing liabilities	$1,686,157	$1,722,953	$1,713,940	$2,821	$2,264	$2,252	0.67%		0.53%		0.52%
Total average interest-bearing liabilities
(Excluding deposit insurance and FDIC assessment)	$1,686,157	$1,722,953	$1,713,940	$2,446	$1,985	$1,959	0.58%		0.46%		0.45%

Net interest revenue as a % of average interest-earning assets (NIM)				$10,552	$10,250	$10,444	2.03%		1.92%		1.93%

NIR as a % of average interest-earning assets (NIM) (excluding deposit insurance and FDIC assessment)				$10,927	$10,529	$10,737	2.10%		1.97%		1.99%

3Q21 increase (decrease) from:							(10)	bps	1	bps

3Q21 increase (decrease) (excluding deposit insurance and FDIC assessment) from:							(11)	bps	2	bps

(1)

Interest revenue and Net interest revenue include the taxable equivalent adjustments (based on the U.S. federal statutory tax rate of 21%) of $59 million for 3Q20, $51 million for 2Q21 and $46 million for 3Q21.

(2)	Citigroup average balances and interest rates include both domestic and international operations.
(3)	Monthly averages have been used by certain subsidiaries where daily averages are unavailable.
(4)	Average rate percentage is calculated as annualized interest over average volumes.
(5)	Third quarter of 2021 is preliminary.
(6)

Average volumes of securities borrowed or purchased under agreements to resell and securities loaned or sold under agreements to repurchase are reported net pursuant to FIN 41; the related interest excludes the impact of ASU 2013-01 (Topic 210).

(7)

Interest expense on trading account liabilities of ICG is reported as a reduction of interest revenue. Interest revenue and interest expense on cash collateral positions are reported in trading account assets and trading account liabilities, respectively.

(8)	Nonperforming loans are included in the average loan balances.
(9)	Excludes hybrid financial instruments with changes in fair value recorded in Principal transactions.

Reclassified to conform to the current period's presentation.

DEPOSITS

(In billions of dollars)

						3Q21 Increase/
	3Q	4Q	1Q	2Q	3Q	(Decrease) from
	2020	2020	2021	2021	2021	2Q21	3Q20

Global Consumer Banking
North America	$186.0	$194.8	$204.0	$205.5	$211.4	3%	14%
Latin America	22.2	25.8	24.0	24.2	23.3	(4%)	5%
Asia(1)	117.4	123.9	125.3	126.1	119.7	(5%)	2%
Total	325.6	344.5	353.3	355.8	354.4	-	9%

ICG
North America	475.7	472.2	470.1	471.4	504.9	7%	6%
EMEA	218.3	217.9	232.1	231.9	229.0	(1%)	5%
Latin America	43.3	44.2	45.2	45.5	47.0	3%	9%
Asia	187.5	190.0	190.9	197.8	205.3	4%	9%
Total	924.8	924.3	938.3	946.6	986.2	4%	7%

Corporate/Other	12.2	11.9	9.4	7.9	6.9	(13%)	(43%)

Total deposits - EOP	$1,262.6	$1,280.7	$1,301.0	$1,310.3	$1,347.5	3%	7%

Total deposits - average	$1,267.8	$1,305.3	$1,304.0	$1,321.3	$1,343.0	2%	6%

Foreign currency (FX) translation impact
Total EOP deposits - as reported	$1,262.6	$1,280.7	$1,301.0	$1,310.3	$1,347.5	3%	7%
Impact of FX translation(2)	4.3	(14.5)	(5.1)	(9.3)	-
Total EOP deposits - Ex-FX(2)	$1,266.9	$1,266.2	$1,295.9	$1,301.0	$1,347.5	4%	6%

(1)	Asia GCB includes deposits of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the third quarter of 2021 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

EOP LOANS

(In billions of dollars)

						3Q21 Increase/
	3Q	4Q	1Q	2Q	3Q	(Decrease) from
	2020	2020	2021	2021	2021	2Q21	3Q20

Global Consumer Banking

North America
Credit cards	$125.5	$130.4	$121.0	$124.8	$125.5	1%	-
Retail banking	53.1	52.7	50.9	49.7	48.8	(2%)	(8%)
Total	$178.6	$183.1	171.9	174.5	$174.3	-	(2%)

Latin America
Credit cards	$4.3	$4.8	4.3	4.4	$4.3	(2%)	-
Retail banking	9.2	9.8	9.1	9.1	8.7	(4%)	(5%)
Total	$13.5	$14.6	13.4	13.5	$13.0	(4%)	(4%)

Asia(1)
Credit cards	$16.8	$17.9	16.8	16.4	$13.5	(18%)	(20%)
Retail banking	63.5	66.5	65.8	66.5	59.3	(11%)	(7%)
Total	$80.3	$84.4	82.6	82.9	$72.8	(12%)	(9%)

Total GCB consumer loans
Credit cards	$146.6	$153.1	142.1	145.6	$143.3	(2%)	(2%)
Retail banking	125.8	129.0	125.8	125.3	116.8	(7%)	(7%)
Total GCB	$272.4	$282.1	267.9	270.9	$260.1	(4%)	(5%)

Total Corporate/Other - consumer	7.6	6.7	6.1	5.0	4.2	(16%)	(45%)
Total consumer loans	$280.0	$288.8	$274.0	$275.9	$264.3	(4%)	(6%)

Corporate loans - by region
North America	$195.0	$197.2	$199.3	$203.8	$204.5	-	5%
EMEA	86.4	87.9	88.9	90.2	90.3	-	5%
Latin America	36.6	33.4	31.7	32.7	31.5	(4%)	(14%)
Asia	68.9	68.5	72.1	74.2	74.2	-	8%
Total corporate loans	$386.9	$387.0	392.0	$400.9	$400.5	-	4%

Corporate loans - by product
Corporate lending	$150.9	$138.8	134.8	128.6	$127.6	(1%)	(15%)
Private bank	111.5	117.5	121.3	126.7	123.5	(3%)	11%
Treasury and trade solutions	68.2	71.4	70.8	75.6	78.5	4%	15%
Markets and securities services	56.3	59.3	65.1	70.0	70.9	1%	26%
Total corporate loans	$386.9	$387.0	392.0	400.9	$400.5	-	4%

Total loans	$666.9	$675.9	$666.0	$676.8	$664.8	(2%)	-

Foreign currency (FX) translation impact
Total EOP loans - as reported	$666.9	$675.9	$666.0	$676.8	$664.8	(2%)	-
Impact of FX translation(2)	2.9	(7.6)	(2.9)	(4.8)	-
Total EOP loans - Ex-FX(2)	$669.8	$668.3	$663.1	$672.0	$664.8	(1%)	(1%)

(1)	Asia GCB includes loans of certain EMEA countries for all periods presented.
(2)	Reflects the impact of FX translation into U.S. dollars at the third quarter of 2021 exchange rates for all periods presented.

Citigroup's results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 90+ DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

	Loans 90+ Days Past Due(1)					EOP Loans
	3Q	4Q	1Q	2Q	3Q	3Q
	2020	2020	2021	2021	2021	2021

Global Consumer Banking(2)
Total	$1,976	$2,507	$2,175	$1,790	$1,488	$260.1
Ratio	0.73%	0.89%	0.81%	0.66%	0.57%

Retail banking(2)
Total	$497	$632	$598	$560	$479	$116.8
Ratio	0.40%	0.49%	0.48%	0.45%	0.41%
North America(2)	$211	$299	$263	$236	$221	$48.8
Ratio	0.40%	0.58%	0.52%	0.48%	0.46%
Latin America	$105	$130	$142	$127	$117	$8.7
Ratio	1.14%	1.33%	1.56%	1.40%	1.34%
Asia(3)(4)	$181	$203	$193	$197	$141	$59.3
Ratio	0.29%	0.31%	0.29%	0.30%	0.24%

Cards
Total	$1,479	$1,875	$1,577	$1,230	$1,009	$143.3
Ratio	1.01%	1.22%	1.11%	0.84%	0.70%
North America - Citi-branded(5)	$574	$686	$590	$457	$362	$82.8
Ratio	0.71%	0.82%	0.75%	0.56%	0.44%
North America - retail services(5)	$557	$644	$591	$463	$421	$42.7
Ratio	1.25%	1.39%	1.39%	1.08%	0.99%
Latin America(5)	$106	$233	$173	$122	$81	$4.3
Ratio	2.47%	4.85%	4.02%	2.77%	1.88%
Asia(3)(4)	$242	$312	$223	$188	$145	$13.5
Ratio	1.44%	1.74%	1.33%	1.15%	1.07%

Corporate/Other - consumer(2)	$278	$313	$277	$259	$221	$4.2
Ratio	3.86%	5.13%	4.86%	5.51%	5.67%

Total Citigroup(2)	$2,254	$2,820	$2,452	$2,049	$1,709	$264.3
Ratio	0.81%	0.98%	0.90%	0.75%	0.65%

(1)	The ratio of 90+ days past due is calculated based on end-of-period loans, net of unearned income.
(2)

The 90+ days past due and related ratios for North America retail banking and Corporate/Other North America exclude U.S. loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.

(3)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.
(4)	Asia delinquency amounts reflect the reclass of loans to Other assets beginning in 3Q21 related to the announced sale of Citi’s consumer banking operations in Australia.
(5)

The decrease in loans 90+ days past due in North America and Latin America cards as of September 30, 2020, includes the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

CONSUMER LOANS 30-89 DAYS DELINQUENCIES AND RATIOS

BUSINESS VIEW

(In millions of dollars, except EOP loan amounts in billions)

	Loans 30-89 Days Past Due(1)					EOP Loans
	3Q	4Q	1Q	2Q	3Q	3Q
	2020	2020	2021	2021	2021	2021

Global Consumer Banking(2)
Total	$2,398	$2,517	$2,003	$1,761	$1,668	$260.1
Ratio	0.88%	0.89%	0.75%	0.65%	0.64%

Retail banking(2)
Total	$786	$860	$662	$687	$589	$116.8
Ratio	0.63%	0.67%	0.53%	0.55%	0.51%
North America(2)	$378	$328	$220	$268	$250	$48.8
Ratio	0.72%	0.63%	0.44%	0.55%	0.52%
Latin America	$136	$220	$164	$134	$122	$8.7
Ratio	1.48%	2.24%	1.80%	1.47%	1.40%
Asia(3)(4)	$272	$312	$278	$285	$217	$59.3
Ratio	0.43%	0.47%	0.42%	0.43%	0.37%

Cards
Total	$1,612	$1,657	$1,341	$1,074	$1,079	$143.3
Ratio	1.10%	1.08%	0.94%	0.74%	0.75%
North America - Citi-branded(3)	$624	$589	$484	$355	$375	$82.8
Ratio	0.77%	0.70%	0.62%	0.43%	0.45%
North America - retail services(3)	$610	$639	$513	$415	$471	$42.7
Ratio	1.37%	1.38%	1.21%	0.97%	1.10%
Latin America(3)	$89	$170	$115	$82	$68	$4.3
Ratio	2.07%	3.54%	2.67%	1.86%	1.58%
Asia(4)(5)	$289	$259	$229	$222	$165	$13.5
Ratio	1.72%	1.45%	1.36%	1.35%	1.22%

Corporate/Other - consumer(2)	$198	$179	$138	$111	$99	$4.2
Ratio	2.75%	2.93%	2.42%	2.36%	2.54%

Total Citigroup(2)	$2,596	$2,696	$2,141	$1,872	$1,767	$264.3
Ratio	0.93%	0.94%	0.78%	0.68%	0.67%

(1)	The ratio of 30-89 days past due is calculated based on end-of-period loans, net of unearned income.
(2)

The 30-89 days past due and related ratios for North America retail banking and Corporate/Other North America exclude U.S. loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 1 on page 17.

(3)	Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.
(4)	Asia delinquency amounts reflect the reclass of loans to Other assets beginning in 3Q21 related to the announced sale of Citi's consumer banking operations in Australia.
(5)

The decrease in loans 30-89 days past due in North America and Latin America cards beginning at June 30, 2020, includes the impact of loan modifications that were implemented during the second quarter of 2020 related to various COVID-19 consumer relief programs.

Reclassified to conform to the current period's presentation.

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS

(In millions of dollars)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)
Total Citigroup
Allowance for credit losses on loans (ACLL) at beginning of period	$26,298	$26,426	$24,956	$21,638	$19,238			$12,783	$24,956
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	-	-	-	-	-			4,201	-
Variable post-charge-off third-party collection costs(2)	-	-	-	-	-			(443)	-
Adjusted ACLL at beginning of period	26,298	26,426	24,956	21,638	19,238	(11%)	(27%)	16,541	24,956	51%
Gross credit (losses) on loans	(2,367)	(1,889)	(2,208)	(1,844)	(1,389)	25%	41%	(7,374)	(5,441)	26%
Gross recoveries on loans	448	417	460	524	428	(18%)	(4%)	1,235	1,412	14%
Net credit (losses) / recoveries on loans (NCLs)	(1,919)	(1,472)	(1,748)	(1,320)	(961)	(27%)	(50%)	(6,139)	(4,029)	(34%)
Replenishment of NCLs	1,919	1,472	1,748	1,320	961	(27%)	(50%)	6,139	4,029	(34%)
Net reserve builds / (releases) for loans	164	(1,818)	(3,068)	(2,184)	(1,010)	54%	NM	9,453	(6,262)	NM
Net specific reserve builds / (releases) for loans	(152)	(30)	(159)	(262)	(139)	47%	9%	706	(560)	NM
Provision for credit losses on loans (PCLL)	1,931	(376)	(1,479)	(1,126)	(188)	83%	NM	16,298	(2,793)	NM
Other, net(3)(4)(5)(6)(7)(8)	116	378	(91)	46	(374)	NM	NM	(274)	(419)
ACLL at end of period (a)	$26,426	$24,956	$21,638	$19,238	$17,715			$26,426	$17,715

Allowance for credit losses on unfunded lending commitments (ACLUC)(9) (a)	$2,299	$2,655	$2,012	$2,073	$2,063			$2,299	$2,063

Provision (release) for credit losses on unfunded lending commitments	$424	$352	$(626)	$44	$(13)			$1,094	$(595)

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (a)]	$28,725	$27,611	$23,650	$21,311	$19,778			$28,725	$19,778

Total ACLL as a percentage of total loans(10)	4.00%	3.73%	3.29%	2.88%	2.69%

Consumer
ACLL at beginning of period	$19,474	$19,488	$19,554	$17,554	$16,111			$9,897	$19,554
Adjustments to opening balance
Financial instruments—credit losses (CECL)(1)	-	-	-	-	-			4,922	-
Variable post-charge-off third-party collection costs(2)	-	-	-	-	-			(443)	-
Adjusted ACLL at beginning of period	19,474	19,488	19,554	17,554	16,111	(8%)	(17%)	14,376	19,554	36%

NCLs	(1,594)	(1,262)	(1,562)	(1,231)	(922)	(25%)	(42%)	(5,363)	(3,715)	(31%)
Replenishment of NCLs	1,594	1,262	1,562	1,231	922	(25%)	(42%)	5,363	3,715	(31%)
Net reserve builds / (releases) for loans	(103)	(289)	(1,795)	(1,364)	(966)	29%	NM	5,035	(4,125)	NM
Net specific reserve builds / (releases) for loans	9	61	(121)	(132)	(118)	11%	NM	333	(371)	NM
Provision for credit losses on loans (PCLL)	1,500	1,034	(354)	(265)	(162)	39%	NM	10,731	(781)	NM
Other, net (3)(4)(5)(6)(7)(8)	108	294	(84)	53	(359)	NM	NM	(256)	(390)	(52%)
ACLL at end of period (b)	$19,488	$19,554	$17,554	$16,111	$14,668			$19,488	$14,668

Consumer ACLUC(9) (b)	$-	$1	$1	$2	$3			$-	$3

Provision (release) for credit losses on unfunded lending commitments	$5	$1	$-	$1	$1			$4	$2

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (b)]	$19,488	$19,555	$17,555	$16,113	$14,671			$19,488	$14,671

Consumer ACLL as a percentage of total consumer loans	6.96%	6.77%	6.41%	5.84%	5.55%

Corporate
ACLL at beginning of period	$6,824	$6,938	$5,402	$4,084	$3,127			$2,886	$5,402
Adjustment to opening balance for CECL adoption(1)	-	-	-	-	-			(721)	-
Adjusted ACLL at beginning of period	6,824	6,938	5,402	4,084	3,127	(23%)	(54%)	2,165	5,402	NM

NCLs	(325)	(210)	(186)	(89)	(39)	(56%)	(88%)	(776)	(314)	(60%)
Replenishment of NCLs	325	210	186	89	39	(56%)	(88%)	776	314	(60%)
Net reserve builds / (releases) for loans	267	(1,529)	(1,273)	(820)	(44)	95%	NM	4,418	(2,137)	NM
Net specific reserve builds / (releases) for loans	(161)	(91)	(38)	(130)	(21)	84%	87%	373	(189)	NM
Provision for credit losses on loans (PCLL)	431	(1,410)	(1,125)	(861)	(26)	97%	NM	5,567	(2,012)	NM
Other, net(3)	8	84	(7)	(7)	(15)			(18)	(29)
ACLL at end of period (c)	$6,938	$5,402	$4,084	$3,127	$3,047			$6,938	$3,047

Corporate ACLUC (9) (c)	$2,299	$2,654	$2,011	$2,071	$2,060			$2,299	$2,060

Provision (release) for credit losses on unfunded lending commitments	$419	$351	$(626)	$43	$(14)			$1,090	$(597)

Total allowance for credit losses on loans, leases and unfunded lending commitments [sum of (c)]	$9,237	$8,056	$6,095	$5,198	$5,107			$9,237	$5,107

Corporate ACLL as a percentage of total corporate loans(10)	1.82%	1.42%	1.06%	0.80%	0.77%

Footnotes to this table are on the following page (page 24).

ALLOWANCE FOR CREDIT LOSSES ON LOANS AND UNFUNDED LENDING COMMITMENTS

The following footnotes relate to the table on the preceding page (page 23):

(1)	On January 1, 2020, Citi adopted Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (CECL) (Topic 326). The ASU introduces a new credit loss methodology requiring earlier recognition of credit losses while also providing additional transparency about credit risk. On January 1, 2020, Citi recorded a $4.1 billion, or an approximate 29%, pretax increase in the Allowance for credit losses, along with a $3.1 billion after-tax decrease in Retained earnings and a deferred tax asset increase of $1.0 billion. This transition impact reflects (i) a $4.9 billion build to the Allowance for credit losses for Citi's consumer exposures, primarily driven by the impact on credit card receivables of longer estimated tenors under the CECL lifetime expected credit loss methodology compared to shorter estimated tenors under the probable loss methodology under prior U.S. GAAP, net of recoveries; and (ii) a release of $0.8 billion of reserves related to Citi's corporate net loan loss exposures, largely due to more precise contractual maturities that result in shorter remaining tenors, incorporation of recoveries and use of more specific historical loss data based on an increase in portfolio segmentation across industries and geographies.

Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb losses in the portfolios.

The balances on page 23 do not include approximately $0.1 billion of allowance for HTM debt securities and other assets at September 30, 2021.

(2)	See footnote 1 on page 1.
(3)	Includes all adjustments to the allowance for credit losses, such as changes in the allowance from acquisitions, dispositions, securitizations, foreign currency translation (FX translation), purchase accounting adjustments, etc.
(4)	3Q20 consumer includes an increase of approximately $108 million related to FX translation. The corporate allowance is predominantly sourced in U.S. dollars.
(5)	4Q20 consumer includes an increase of approximately $292 million related to FX translation.
(6)	1Q21 consumer includes a decrease of approximately $84 million related to FX translation.
(7)	2Q21 consumer includes an increase of approximately $53 million related to FX translation.
(8)	3Q21 includes an approximate $280 million reclass related to the announced sale of Citi's consumer banking operations in Australia. The ACLL was reclassified to Other assets during 3Q21. 3Q21 consumer also includes a decrease of approximately $80 million related to FX translation.
(9)	Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.
(10)	September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021 exclude $5.5 billion, $7.1 billion,$7.5 billion, $7.7 billion and 7.2 billion, respectively, of loans that are carried at fair value.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

COMPONENTS OF PROVISION FOR CREDIT LOSSES ON LOANS

(In millions of dollars)

						3Q21 Increase/		YTD	YTD	YTD 2021 vs.
	3Q	4Q	1Q	2Q	3Q	(Decrease) from		Year	Year	YTD 2020 Increase/
	2020(1)	2020	2021	2021	2021	2Q21	3Q20	2020	2021	(Decrease)

Global Consumer Banking
Net credit losses	$1,598	$1,272	$1,580	$1,253	$944	(25%)	(41%)	$5,374	$3,777	(30%)
Credit reserve build / (release)	34	(193)	(1,806)	(1,398)	(1,031)	26%	NM	5,144	(4,235)	NM
North America
Net credit losses	1,182	870	950	817	617	(24%)	(48%)	4,120	2,384	(42%)
Credit reserve build / (release)	(10)	(85)	(1,417)	(915)	(809)	12%	NM	4,200	(3,141)	NM
Retail Banking
Net credit losses	31	31	26	24	22	(8%)	(29%)	101	72	(29%)
Credit reserve build / (release)	(17)	(38)	(117)	(75)	(45)	40%	NM	340	(237)	NM
Citi-Branded Cards
Net credit losses	647	500	551	467	357	(24%)	(45%)	2,208	1,375	(38%)
Credit reserve build / (release)	49	(39)	(699)	(564)	(259)	54%	NM	2,646	(1,522)	NM
Citi Retail Services
Net credit losses	504	339	373	326	238	(27%)	(53%)	1,811	937	(48%)
Credit reserve build / (release)	(42)	(8)	(601)	(276)	(505)	(83%)	NM	1,214	(1,382)	NM
Latin America
Net credit losses	228	162	365	250	175	(30%)	(23%)	704	790	12%
Credit reserve build / (release)	(66)	(83)	(163)	(423)	(178)	58%	NM	399	(764)	NM
Retail Banking
Net credit losses	90	68	168	99	77	(22%)	(14%)	309	344	11%
Credit reserve build / (release)	(41)	(73)	(106)	(198)	(74)	63%	(80%)	210	(378)	NM
Citi-Branded Cards
Net credit losses	138	94	197	151	98	(35%)	(29%)	395	446	13%
Credit reserve build / (release)	(25)	(10)	(57)	(225)	(104)	54%	NM	189	(386)	NM
Asia(2)
Net credit losses	188	240	265	186	152	(18%)	(19%)	550	603	10%
Credit reserve build / (release)	110	(25)	(226)	(60)	(44)	27%	NM	545	(330)	NM
Retail Banking
Net credit losses	69	86	80	70	62	(11%)	(10%)	210	212	1%
Credit reserve build / (release)	37	(4)	(60)	(20)	(5)	75%	NM	214	(85)	NM
Citi-Branded Cards
Net credit losses	119	154	185	116	90	(22%)	(24%)	340	391	15%
Credit reserve build / (release)	73	(21)	(166)	(40)	(39)	3%	NM	331	(245)	NM

Institutional Clients Group
Net credit losses	326	210	186	89	40	(55%)	(88%)	777	315	(59%)
Credit reserve build / (release)	106	(1,620)	(1,312)	(949)	(65)	93%	NM	4,792	(2,326)	NM

Corporate / Other
Net credit losses	(5)	(10)	(18)	(22)	(23)	(5%)	NM	(12)	(63)	NM
Credit reserve build / (release)	(128)	(35)	(109)	(99)	(53)	46%	59%	223	(261)	NM

Total provision for credit losses on loans	$1,931	$(376)	$(1,479)	$(1,126)	$(188)	83%	NM	$16,298	$(2,793)	NM

(1)	See footnote 1 on page 1.
(2)	Asia GCB includes NCLs and credit reserve builds (releases) for certain EMEA countries for all periods presented.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

NON-ACCRUAL ASSETS

(In millions of dollars)

						3Q21 Increase/
	3Q	4Q	1Q	2Q	3Q	(Decrease) from
	2020	2020	2021	2021	2021	2Q21	3Q20

Non-accrual loans(1)
Corporate non-accrual loans by region
North America	$2,018	$1,928	$1,566	$1,154	$1,166	1%	(42%)
EMEA	720	661	591	480	444	(8%)	(38%)
Latin America	609	719	739	767	679	(11%)	11%
Asia	237	219	210	175	111	(37%)	(53%)
Total	$3,584	$3,527	$3,106	$2,576	$2,400	(7%)	(33%)

Consumer non-accrual loans by region(1)
North America	$934	$1,059	$961	$879	$772	(12%)	(17%)
Latin America	493	774	720	612	549	(10%)	11%
Asia(2)	263	308	303	315	268	(15%)	2%
Total	$1,690	$2,141	$1,984	$1,806	$1,589	(12%)	(6%)

Other real estate owned (OREO)(3)
Institutional Clients Group	$13	$11	$10	$6	$4	(33%)	(69%)
Global Consumer Banking	11	10	13	7	7	-	(36%)
Corporate/Other	18	22	20	20	10	(50%)	(44%)
Total	$42	$43	$43	$33	$21	(36%)	(50%)

OREO by region
North America	$22	$19	$14	$12	$10	(17%)	(55%)
EMEA	-	-	-	-	-	-	-
Latin America	8	7	10	11	10	(9%)	25%
Asia	12	17	19	10	1	(90%)	(92%)
Total	$42	$43	$43	$33	$21	(36%)	(50%)

Non-accrual assets (NAA)(4)
Corporate non-accrual loans	$3,584	$3,527	$3,106	$2,576	$2,400	(7%)	(33%)
Consumer non-accrual loans	1,690	2,141	1,984	1,806	1,589	(12%)	(6%)
Non-accrual loans (NAL)	5,274	5,668	5,090	4,382	3,989	(9%)	(24%)
OREO	42	43	43	33	21	(36%)	(50%)
Non-Accrual Assets (NAA)	$5,316	$5,711	$5,133	$4,415	$4,010	(9%)	(25%)

NAL as a percentage of total loans	0.79%	0.84%	0.76%	0.65%	0.60%
NAA as a percentage of total assets	0.24%	0.25%	0.22%	0.19%	0.17%

Allowance for loan losses as a percentage of NAL	501%	440%	425%	439%	444%

(1)

Corporate loans are placed on non-accrual status based upon a review by Citigroup's risk officers. Corporate non-accrual loans may still be current on interest payments. With limited exceptions, the following practices are applied for consumer loans: consumer loans, excluding credit cards and mortgages, are placed on non-accrual status at 90 days past due, and are charged off at 120 days past due; residential mortgage loans are placed on non-accrual status at 90 days past due and written down to net realizable value at 180 days past due. Consistent with industry conventions, Citigroup generally accrues interest on credit card loans until such loans are charged off, which typically occurs at 180 days contractual delinquency. As such, the non-accrual loan disclosures do not include credit card loans. The balances above represent non-accrual loans within Consumer Loans and Corporate Loans on the Consolidated Balance Sheet.

(2)	Asia GCB includes balances for certain EMEA countries for all periods presented.
(3)

Represents the carrying value of all property acquired by foreclosure or other legal proceedings when Citigroup has taken possession of the collateral. Also includes former premises and property for use that is no longer contemplated.

(4)	There is no industry-wide definition of non-accrual assets. As such, analysis against the industry is not always comparable.

NM Not meaningful.

Reclassified to conform to the current period's presentation.

CITIGROUP

CET1 CAPITAL AND SUPPLEMENTARY LEVERAGE RATIOS, TANGIBLE COMMON EQUITY, BOOK VALUE PER

SHARE AND TANGIBLE BOOK VALUE PER SHARE

(In millions of dollars or shares, except per share amounts and ratios)

	September 30,	December 31,	March 31,	June 30,	September 30,
Common Equity Tier 1 Capital Ratio and Components(1)	2020(2)	2020	2021	2021	2021(3)(4)
Citigroup common stockholders' equity(5)	$176,047	$180,118	$182,402	$184,289	$183,005
Add: qualifying noncontrolling interests	141	141	132	138	136
Regulatory capital adjustments and deductions:
Add:
CECL transition and 25% provision deferral(6)	5,638	5,348	4,359	3,774	3,389
Less:
Accumulated net unrealized gains (losses) on cash flow hedges, net of tax	1,859	1,593	1,037	864	663
Cumulative unrealized net gain (loss) related to changes in fair value of financial liabilities attributable to own creditworthiness, net of tax	29	(1,109)	(1,172)	(1,258)	(1,317)
Intangible assets:
Goodwill, net of related deferred tax liabilities (DTLs)(7)	20,522	21,124	20,854	20,999	20,689
Identifiable intangible assets other than mortgage servicing rights (MSRs), net of related DTLs	4,248	4,166	4,054	3,986	3,899
Defined benefit pension plan net assets; other	949	921	1,485	2,040	2,070
Deferred tax assets (DTAs) arising from net operating loss, foreign tax credit and general business credit carry-forwards	12,061	11,638	11,691	11,192	10,897
Common Equity Tier 1 Capital (CET1)	$142,158	$147,274	$148,944	$150,378	$149,629
Risk-Weighted Assets (RWA)(6)	$1,219,054	$1,255,284	$1,263,926	$1,271,046	$1,282,218
Common Equity Tier 1 Capital ratio (CET1/RWA)	11.66%	11.73%	11.78%	11.83%	11.7%

Supplementary Leverage Ratio and Components

Common Equity Tier 1 Capital (CET1)(6)	$142,158	$147,274	$148,944	$150,378	$149,629
Additional Tier 1 Capital (AT1)(8)	18,153	19,779	21,540	19,258	19,269
Total Tier 1 Capital (T1C) (CET1 + AT1)	$160,311	$167,053	$170,484	$169,636	$168,898
Total Leverage Exposure (TLE)(6)(9)	$2,349,620	$2,386,881	$2,450,412	$2,903,655	$2,911,017
Supplementary Leverage ratio (T1C/TLE)	6.82%	7.00%	6.96%	5.84%	5.8%

Tangible Common Equity, Book Value Per Share and Tangible Book Value Per Share
Common stockholders' equity	$175,896	$179,962	$182,269	$184,164	$182,880
Less:
Goodwill	21,624	22,162	21,905	22,060	21,573
Intangible assets (other than MSRs)	4,470	4,411	4,308	4,268	4,144
Goodwill and identifiable intangible assets (other than MSRs) related to assets HFS	-	-	-	-	257
Tangible common equity (TCE)	$149,802	$153,389	$156,056	$157,836	$156,906
Common shares outstanding (CSO)	2,082.0	2,082.1	2,067.0	2,026.8	1,984.3
Book value per share (common equity/CSO)	$84.48	$86.43	$88.18	$90.86	$92.16
Tangible book value per share (TCE/CSO)	$71.95	$73.67	$75.50	$77.87	$79.07

(1)	See footnote 6 on page 1.
(2)	See footnote 1 on page 1.
(3)	Preliminary.
(4)	See footnote 4 on page 3.
(5)	Excludes issuance costs related to outstanding preferred stock in accordance with Federal Reserve Board regulatory reporting requirements.
(6)	See footnote 7 on page 1.
(7)	Includes goodwill “embedded” in the valuation of significant common stock investments in unconsolidated financial institutions.
(8)	Additional Tier 1 Capital primarily includes qualifying noncumulative perpetual preferred stock and qualifying trust preferred securities.
(9)	Commencing with the second quarter of 2020 and continuing through the first quarter of 2021, Citigroup's TLE temporarily excluded U.S. Treasuries and deposits at Federal Reserve banks. For additional information, please refer to the "Capital Resources" section of Citigroup's 2020 Form 10-K.

Reclassified to conform to the current period's presentation.